Exhibit 4.2

CONFORMED COPY

Dated 12th May, 2000

KONINKLIJKE AHOLD N.V.

AHOLD FINANCE B.V.

AHOLD FINANCE EUROPE B.V.

AHOLD FINANCE U.S.A., INC.

as Issuers

- and -

KONINKLIJKE AHOLD N.V.

as Guarantor

- and -

BANQUE INTERNATIONALE À LUXEMBOURG S.A.

as Agent

- and -

ABN AMRO BANK N.V.

as Paying Agent

AGENCY AGREEMENT

in respect of a €3,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

London

AGENCY AGREEMENT

in respect of a

€3,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS AGENCY AGREEMENT is made on 12th May, 2000 BETWEEN:

(1)	KONINKLIJKE AHOLD N.V., whose corporate seat is at Zaandam, The Netherlands and whose office is at Albert Heijnweg 1, 1507 EH Zaandam, The Netherlands (“Ahold”) and AHOLD FINANCE B.V., whose corporate seat is at Zaandam, The Netherlands and whose office is at Albert Heijnweg 1, 1507 EH Zaandam, The Netherlands (“AF”), AHOLD FINANCE EUROPE B.V., whose corporate seat is at Zaandam, The Netherlands and whose office is at Albert Heijnweg 1, 1507 EH Zaandam, The Netherlands, (“Europe”) and AHOLD FINANCE U.S.A., INC., whose registered office is at 1013 Centre Road, Wilmington, Delaware 19805, U.S.A. (“USA”, and together with AF and Europe, the “Finance Companies”);

(2)	KONINKLIJKE AHOLD N.V., whose corporate seat is at Zaandam, The Netherlands and whose office is at Albert Heijnweg 1, 1507 EH Zaandam, The Netherlands as guarantor (in such capacity, the “Guarantor”);

(3)	BANQUE INTERNATIONALE À LUXEMBOURG S.A. of 69, route d’Esch, L-2953 Luxembourg as issuing and principal paying agent and agent bank (in such capacity, the “Agent”, which expression shall include any successor agent appointed in accordance with clause 21); and

(4)	ABN AMRO BANK N.V. of Herengracht 595, 1017 CE Amsterdam, The Netherlands (together with the Agent, the “Paying Agents”, which expression shall include any additional or successor paying agent appointed in accordance with clause 21 and “Paying Agent” shall mean any of the Paying Agents).

WHEREAS:

(A)	The Obligors have entered into a programme agreement (the “Programme Agreement”) dated 12th May, 2000 with the Dealers named therein pursuant to which the Issuers may issue Notes (the “Notes”) in an aggregate nominal amount of up to €3,000,000,000 (or its equivalent in other currencies).

(B)	Each issue of Notes may be initially represented by a Temporary Global Note, a Permanent Global Note or may be issued in definitive form. Global Notes and Definitive Notes will be in or substantially in the respective forms set out in Schedule 4 hereto. Definitive Notes may be represented by bearer notes (i) in the Specified Denomination(s) each with Coupons attached either (a) in the form set out in Part IIIA of Schedule 4 (“Euro-form”) or (b) in the form set out in Part IIIB of Schedule 4 (“K-form”) and (ii) in the Specified Denomination(s) each with Coupon sheets attached in the form set out in Part IIIC of Schedule 4 (“CF-form”). In this Agreement, unless the context otherwise requires, the expression “Definitive Notes” includes Euro-form Notes, K-form Notes (and Coupons) and CF-form notes (and Coupon sheets).

(C)	Temporary Global Notes, Permanent Global Notes and Definitive Notes in Euro-form may be held in Euroclear, Clearstream, Luxembourg and any other clearing systems specified in the applicable Pricing Supplement. In addition Global Notes and Definitive Notes in Euro-form, K-form and CF-form may be held in NECIGEF.

(D)	The Definitive Notes in CF-form will be governed by the rules and regulations of the “Obligatiekantoor van het Centrum voor Fondsenadministratie B.V.” (the “CF Rules”) and, as far as applicable, by this Agreement. In the event of any inconsistency between the CF Rules and the provisions of this Agreement, the CF Rules will prevail.

(E)	Notes issued by any Finance Company will have the benefit of a guarantee from the Guarantor dated the date of this Agreement, substantially in the form set out in Schedule 3 to this Agreement.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

(1)	Terms and expressions defined in the Programme Agreement or the Notes or used in the applicable Pricing Supplement shall have the same meanings in this Agreement, except where the context requires otherwise.

(2)	Without prejudice to the foregoing:

“Distribution Compliance Period” has the meaning given to such term in Regulation S under the Securities Act;

“outstanding” means, in relation to the Notes, all the Notes issued other than (a) those which have been redeemed in full in accordance with this Agreement or the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys wherefor (including all interest (if any) accrued thereon to the date for such redemption and any interest (if any) payable under the Conditions after such date) have been duly paid to the Agent as provided herein (and, where appropriate, notice has been given to the Noteholders of the relevant Series in accordance with Condition 14) and remain available for payment against presentation of Notes, (c) those which have become void under Condition 9, (d) those which have been purchased and cancelled as provided in Condition 7, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 11, (f) (for the purpose only of determining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 11, (g) Temporary Global Notes to the extent that they shall have been duly exchanged for Permanent Global Notes and/or Definitive Notes and Permanent Global Notes to the extent that they shall have been duly exchanged for Definitive Notes, in each case pursuant to their respective provisions,

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the Noteholders; and

(ii)	the determination of how many and which Notes are for the time being outstanding for the purposes of paragraphs 2, 5 and 6 of Schedule 5 hereto,

those Notes (if any) which are for the time being held by any person (including but not limited to the relevant Obligors or any of their respective subsidiaries) for the benefit of the relevant Obligors or any of their respective subsidiaries shall (unless and until ceasing to be so held) be deemed not to be outstanding;

“Proposed EU Withholding Tax Directive” means the proposal presented by the European Commission to the Council of Ministers of the European Union in May 1998 to oblige member states to adopt a “withholding tax system” or an “information reporting system” in relation to interest, discounts and premiums;

“Reference Banks” means, in the case of a determination of LIBOR, the principal London office of four major banks in the London inter-bank market and, in the case of a determination of EURIBOR, the principal Euro-zone office of four major banks in the Euro-zone inter-bank market, in each case selected by the Agent or as specified in the applicable Pricing Supplement;

“Specified Time” means 11.00 a.m. (London time, in the case of a determination of LIBOR, or Brussels time, in the case of a determination of EURIBOR); and

“subsidiary” means any company which is for the time being a subsidiary (within the meaning of section 2:24a of the Dutch Civil Code) of the named party.

(3)	Any references to Notes shall, unless the context otherwise requires, include any Global Note or Global Notes representing such Notes.

(4)	For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in such provisions the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons” (which expression shall include Coupon sheets), “Couponholders” (which expression shall include holders of the Coupon sheets), “Talons” and “Talonholders” shall be construed accordingly.

(5)	All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by an Obligor under this Agreement shall have the meaning set out in Condition 6.

(6)	All references in this Agreement to the “relevant currency” shall be construed as references to the currency in which the relevant Notes and/or Coupons are denominated (or payable in the case of Dual Currency Notes).

(7)	In this Agreement, clause headings are inserted for convenience and ease of reference only and shall not affect the interpretation of this Agreement.

(8)	All references in this Agreement to the provisions of any statute shall be deemed to be references to that statute as from time to time modified, extended, amended or re-enacted.

(9)	All references in this Agreement to an agreement, instrument or other document (including this Agreement, the Agency Agreement, any Series of Notes and any Conditions appertaining thereto) shall be construed as a reference to that agreement, instrument or document as the same may be amended, modified, varied, supplemented, replaced or novated from time to time.

(10)	Any references herein to a “relevant clearing system” shall mean the clearing and/or settlement system(s) specified in the applicable Pricing Supplement.

(11)	Words denoting the singular number only shall include the plural number also and vice versa; words denoting the masculine gender only shall include the feminine gender also; and words denoting persons only shall include firms and corporations and vice versa.

2.	APPOINTMENT OF AGENT AND PAYING AGENTS

(1)	The Agent is hereby appointed, and the Agent hereby agrees to act, as agent of each Obligor upon the terms and subject to the conditions set out below, for the purposes of, inter alia:

(a)	completing, authenticating (or procuring the authentication of) and delivering Global Notes and (if required) authenticating or arranging for the authentication in its name, and delivering, Definitive Notes;

(b)	exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes, as the case may be, in accordance with the terms of such Temporary Global Notes;

(c)	exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of such Permanent Global Notes;

(d)	paying sums due on Global Notes and Definitive Notes, Receipts and Coupons;

(e)	determining the end of the Distribution Compliance Period applicable to each Tranche in accordance with the provisions of clause 4 below;

(f)	unless otherwise specified in the applicable Pricing Supplement, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

(g)	arranging in the name of the relevant Obligors for notices to be communicated to the Noteholders;

(h)	ensuring that all necessary action is taken to comply with any reporting requirements of any competent authority of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme;

(i)	subject to the Procedures Memorandum, submitting to the relevant Stock Exchange(s) such number of copies of each Pricing Supplement which relates to Notes which are to be listed as may reasonably be required; and

(j)	performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(2)	Each Paying Agent is hereby appointed as paying agent of each Obligor upon the terms and subject to the conditions set out below, for the purposes of paying sums due on Notes, Receipts and Coupons and of performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

3.	ISSUE OF GLOBAL NOTES

(1)	Subject to subclause (2) of this clause, following receipt of a Pricing Supplement signed by the relevant Issuer, the Agent will take the steps required of the Agent in the Procedures Memorandum. For this purpose the Agent is hereby authorised in the name of each Obligor:

(a)	to prepare and complete a Temporary Global Note or (if so specified in the applicable Pricing Supplement) a Permanent Global Note by, inter alia, attaching a copy of the applicable Pricing Supplement to a copy of the master Global Note;

(b)	to authenticate (or procure the authentication of) such Global Note;

(c)	in accordance with the applicable Pricing Supplement, either:

(i)	to deliver such Global Note to the specified common depositary of Euroclear and/or Clearstream, Luxembourg against receipt from the common depositary of confirmation that such common depositary is holding the Global Note in safe custody for the account of Euroclear and/or Clearstream, Luxembourg in accordance with each system’s rules, regulations and operating procedures and to instruct Euroclear or Clearstream, Luxembourg or both of them (as the case may be) unless otherwise agreed in writing between the Agent and the relevant Issuer (i), in the case of Notes issued on a non-syndicated basis, to credit the Notes represented by such Global Note to the Agent’s distribution account, and (ii) in the case of Notes issued on a syndicated basis, to hold the Notes represented by such Global Note to the relevant Issuer’s order;

or:

(ii)	to deposit such Global Note with NECIGEF against confirmation from NECIGEF that the Global Note is being held in safe custody and to instruct NECIGEF to deliver the Notes represented by such Global Note to the accounts of its participants; and

(d)	to ensure, where necessary, that the Notes of each subsequent Tranche of a Series are initially assigned a temporary ISIN and common code by Euroclear and Clearstream, Luxembourg or a Fondscode by the Securities Clearing Corporation of the AEX Stock Exchange (AEX Effectenclearing B.V.) which are different from the ISIN, common code and/or Fondscode assigned to Notes of any other Tranche of the same Series.

(2)	The Agent shall only be required to perform its obligations under subclause (1) if it holds a master Temporary Global Note and a master Permanent Global Note, each duly executed by a person or persons authorised to execute the same in the name of the relevant Issuer, which may be used by the Agent for the purpose of preparing the relevant Global Note in accordance with paragraph (a) of that subclause; and

(3)	The Agent will provide Euroclear, Clearstream, Luxembourg and/or NECIGEF with the notifications, instructions or other information to be given by the Agent to Euroclear, Clearstream, Luxembourg and/or NECIGEF in accordance with, and at the times provided in, the respective rules, regulations and operating procedures of such systems (in the case of Euroclear and Clearstream, Luxembourg) and the Letter of Undertaking (in the case of NECIGEF).

4.	DETERMINATION OF EXCHANGE DATE, ISSUE OF PERMANENT GLOBAL NOTES AND DEFINITIVE NOTES AND DETERMINATION OF END OF DISTRIBUTION COMPLIANCE PERIOD

(1) (a)	The Agent shall (in consultation with NECIGEF in the case of Notes deposited with NECIGEF) determine the Exchange Date for each Temporary Global Note in accordance with the terms thereof. Forthwith upon determining the Exchange Date in respect of any Tranche, the Agent shall notify such determination to the relevant Obligors, the relevant Dealer and the relevant clearing system.

(b)	The Agent shall deliver or deposit, upon notice from the relevant clearing system, a Permanent Global Note or Definitive Notes, as the case may be, in accordance with the terms of the Temporary Global Note. Where a Temporary Global Note is to be exchanged for a Permanent Global Note, the Agent is hereby authorised in the name of each Obligor:

(i)	in the case of the first Tranche of any Series of Notes, to prepare and complete a Permanent Global Note in accordance with the terms of the Temporary Global Note applicable to such Tranche by attaching a copy of the applicable Pricing Supplement to a copy of the master Permanent Global Note;

(ii)	in the case of the first Tranche of any Series of Notes, to authenticate (or procure the authentication of) such Permanent Global Note;

(iii)	in the case of the first Tranche of any Series of Notes, to deliver or deposit, as the case may be, such Permanent Global Note to or with the common depositary which is holding the Temporary Global Note applicable to such Tranche for the time being in the name of Euroclear and/or Clearstream, Luxembourg or with NECIGEF, either in exchange for such Temporary Global Note or, in the case of a partial exchange, on entering details of such partial exchange of the Temporary Global Note in the relevant spaces in Schedule Two of both the Temporary Global Note and the Permanent Global Note; and

(iv)	in any other case, by attaching a copy of the applicable Pricing Supplement to the Permanent Global Note applicable to the relevant Series and entering details of any exchange in whole or part as aforesaid.

(2) (a)	In the case of a Tranche in respect of which there is only one Dealer, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the relevant Dealer to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(b)	In the case of a Tranche in respect of which there is more than one Dealer but is not issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the latest of the dates certified by all the relevant Dealers to the Agent as being the respective dates as of which distribution of the Notes of that Tranche purchased by each such Dealer was completed.

(c)	In the case of a Tranche issued on a syndicated basis, the Agent will determine the end of the Distribution Compliance Period in respect of such Tranche as being the fortieth day following the date certified by the Lead Manager to the Agent as being the date as of which distribution of the Notes of that Tranche was completed.

(d)	Forthwith upon determining the end of the Distribution Compliance Period in respect of any Tranche, the Agent shall notify such determination to the relevant Obligors and the relevant Dealer or, in the case of a syndicated issue, the Lead Manager.

5.	ISSUE OF DEFINITIVE NOTES

(1)	Upon (a) an Exchange Date (in the case of a Temporary Global Note) or (b) notice from the relevant clearing system or the relevant Issuer pursuant to the terms of a Permanent Global Note or (c) the Issue Date, as the case may be, the Agent shall deliver the relevant Definitive Note(s) in accordance with the terms of the relevant Global Note or, as the case may be, the applicable Pricing Supplement. For this purpose the Agent is hereby authorised in the name of the relevant Issuer:

(a)	to authenticate or arrange for the authentication on its behalf of such Definitive Note(s) in accordance with the provisions of this Agreement; and

(b)	to deliver or deposit, as the case may be, or cause to be delivered or deposited, as the case may be, such Definitive Note(s) either (i) to or to the order of Euroclear and/or Clearstream, Luxembourg or (ii) with NECIGEF, if appropriate in exchange for the relevant Global Note or, in the case of a permitted partial exchange, on entering details of any such partial exchange of the relevant Global Note in the relevant space in Schedule Two of such Global Note.

The Agent shall notify the relevant Issuer forthwith upon receipt of a request for issue of Definitive Notes in accordance with the provisions of a Global Note and the aggregate nominal amount of such Global Note to be exchanged in connection therewith.

(2)	Each Issuer undertakes to deliver to the Agent sufficient numbers of executed Definitive Notes with, if applicable, Receipts, Coupons and Talons attached to enable the Agent to comply with its obligations under this clause 5.

6.	TERMS OF ISSUE

(1)	The Agent shall cause all Global Notes and Definitive Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that such Notes are issued only in accordance with the provisions of this Agreement and the relevant Global Note and Conditions or, as the case may be, the applicable Pricing Supplement.

(2)	Subject to the procedures set out in the Procedures Memorandum, for the purposes of clauses 3(1) and 5(1)(b) the Agent is entitled to treat a telephone or facsimile communication from a person purporting to be (and who the Agent believes in good faith to be) the authorised representative of the relevant Issuer named in the list referred to in, or notified pursuant to, clause 19(7) as sufficient instructions and authority of the relevant Issuer for the Agent to act in accordance with clauses 3(1) and 5(1)(b).

(3)	In the event that a person who has signed in the name of the relevant Issuer any Note not yet issued but held by the Agent in accordance with clause 3 ceases to be authorised as described in clause 19(7), the Agent shall (unless the relevant Issuer gives written notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the relevant Issuer or otherwise until replacements have been provided to the Agent) continue to have authority to issue any such Notes, and the relevant Issuer hereby warrants to the Agent that such Notes shall, unless notified as aforesaid, be valid and binding obligations of the relevant Issuer. Promptly upon such person ceasing to be authorised, the relevant Issuer shall provide the Agent with replacement Notes and upon receipt of such replacement Notes the Agent shall cancel and destroy the Notes held by it which are signed by such person and shall provide to the relevant Issuer a confirmation of destruction in respect thereof specifying the Notes so cancelled and destroyed.

(4)	If the Agent pays an amount (the “Advance”) to the relevant Issuer on the basis that a payment (the “Payment”) has been, or will be, received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays the relevant Issuer, the relevant Issuer (failing which, in the case where the relevant Issuer is one of the Finance Companies, the Guarantor) shall repay to the Agent the Advance and shall pay interest on the Advance from (and including) the date such Advance is made to the earlier of repayment of the Advance and receipt by the Agent of the Payment (at a rate reasonably determined at that time by the Agent as its cost of funding the Advance or such part thereof as may from time to time be outstanding (provided that evidence of the basis of such rate is given to the relevant Issuer)).

(5)	In the case of issues where the Agent acts as receiving bank for the relevant Issuer in respect of the purchase price of the Notes being issued, if on the relevant Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the “Defaulted Note”) and, as a result, as from such date interest will become payable by the defaulting Dealer to the relevant Issuer and the Defaulted Note remains in the Agent’s distribution account with the relevant clearing system after such Issue Date, the Agent will continue to hold the Defaulted Note to the order of the relevant Issuer. The Agent shall notify the relevant Issuer forthwith of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall notify the relevant Issuer forthwith upon receipt from the Dealer of the full purchase price and the interest payable in respect of such Defaulted Note.

7.	PAYMENTS

(1)	The relevant Issuer (failing which, in the case where the relevant Issuer is one of the Finance Companies, the Guarantor) will, no later than 11.00 a.m. (local time in the relevant financial centre of the country of the currency in which the relevant payment falls to be made, and which, in the case of payments in euro, shall be Brussels), on each date on which any payment in respect of any Notes issued by it becomes due, transfer to an account specified by the Agent such amount in the relevant currency as shall be sufficient for the purposes of such payment in funds settled through such payment system as the Agent and the relevant Issuer may agree.

(2)	Any funds paid by or by arrangement with the relevant Issuer to the Agent pursuant to clause 7(1) hereof shall be held in the relevant account referred to in subclause (1) above for payment to the Noteholders, Receiptholders or Couponholders, as the case may be, until any Notes or matured Receipts or Coupons become void under Condition 9. In that event the Agent shall forthwith repay to the relevant Issuer sums equivalent to the amounts which would otherwise have been payable on the relevant Notes, Receipts or Coupons.

(3)	The relevant Issuer (failing which, in the case where the relevant Issuer is one of the Finance Companies, the Guarantor) will ensure that no later than 11.00 a.m. (Luxembourg time) on the second Luxembourg Business Day (being a day on which banks and foreign exchange markets are open for business in Luxembourg) immediately preceding the date on which any payment is to be made to the Agent pursuant to subclause (1), the Agent shall receive a payment confirmation by telex from the paying bank of the relevant Issuer or the Guarantor, as the case may be.

(4)	The Agent will notify the relevant Obligors and the other Paying Agents forthwith by telex or cable if it has not, (i) by the close of business on the second Luxembourg Business Day prior to the due date for the payment to be made by the relevant Issuer received the confirmation referred to in subclause (3) or (ii) by 11.00 a.m. (local time in the relevant financial centre of the country of the currency in which the relevant payment falls to be made which, in the case of payments in euro, shall be Brussels) on the due date for payment of the Notes or any of them or any of the Receipts or Coupons, received unconditionally the full amount in the Specified Currency, in immediately available funds, of the moneys payable on such due date on all such Notes, Receipts and/or Coupons (as the case may be).

(5)	The Agent shall ensure that payments of both principal and interest in respect of Temporary Global Notes representing a Tranche subject to TEFRA D selling restrictions (that have maturities in excess of 183 days) will be made only to the extent that certification of non-U.S. beneficial ownership as required by U.S. securities laws and U.S. Treasury regulations (in the form set out in the Temporary Global Notes) has been received from the relevant clearing system in accordance with the terms thereof.

(6)	The Agent or the relevant Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes in the name of the relevant Issuer in the manner provided in the Conditions. If any payment provided for in subclause (1) is made late but otherwise in accordance with the provisions of this Agreement, the Agent and each Paying Agent shall nevertheless make payments in respect of the Notes as aforesaid following receipt by it of such payment.

(7)	If for any reason (other than gross negligence, wilful default or bad faith on the part of the Agent or its officers, employees or agents) the amounts received by the Agent pursuant to subclause (1) are insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, neither the Agent nor any Paying Agent shall be obliged to pay any such claims until the Agent has received or had made available to its order the full amount of all such payments.

(8)	Without prejudice to subclauses (6) and (7), if the Agent pays any amounts to the holders of Notes, Receipts or Coupons or to any Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with subclause (1) (the excess of the amounts so paid over the amounts so received being the “Shortfall”), the relevant Issuer (failing which, in the case where the relevant Issuer is one of the Finance Companies, the Guarantor) will, in addition to paying amounts due under subclause (1), pay to the Agent on demand interest (at a rate which represents the Agent’s cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall.

(9)	Unless it has received notice pursuant to subclause (4) above, each of the Paying Agents is hereby authorised to draw on the account referred to in subclause (1) above for all payments in respect of Notes, Receipts and Coupons properly made by such Paying Agent by means of a debit advice in duplicate and/or cable (each time indicating the account of the Paying Agent to be credited) addressed to the Agent.

(10)	Whilst any Notes are represented by Global Notes, all payments due in respect of such Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of any such payment the Paying Agent to which the Global Note was presented for the purpose of making such payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of such payments of principal and/or interest as applicable.

(11)	If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made therefrom), the Paying Agent to which a Note is presented for the purpose of making such payment shall make a record of such shortfall on the Note and such record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made.

8.	DETERMINATIONS AND NOTIFICATIONS IN RESPECT OF NOTES AND INTEREST DETERMINATION

(a)	Determinations and notifications

(1)	In relation to each Tranche of Notes in respect of which the Agent has agreed to make any determination or calculation, the Agent shall make all such determinations and calculations (howsoever described) as it is required to do under the Conditions, all subject to and in accordance with the Conditions.

(2)	The Agent shall not be responsible to the relevant Obligors or to any third party (except in the event of gross negligence, wilful default or bad faith of the Agent, as the case may be) as a result of the Agent having acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(3)	The Agent shall promptly notify (and confirm in writing to) the relevant Obligors, the other Paying Agents and (in respect of a Series of Notes listed on a Stock Exchange) the relevant Stock Exchange of, inter alia, each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after the determination thereof and of any subsequent amendment thereto pursuant to the Conditions.

(4)	The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(5)	If the Agent does not at any material time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause 8, it shall forthwith notify the relevant Obligors and the Paying Agents of such fact.

(6)	Determinations with regard to Notes (including, without limitation, Index Linked Notes and Dual Currency Notes) shall be made by the Calculation Agent specified in the applicable Pricing Supplement in the manner specified in the applicable Pricing Supplement. Unless otherwise agreed between the relevant Obligors and the relevant Dealer, such determinations shall be made on the basis of a Calculation Agency Agreement substantially in the form of Schedule 1 to this Agreement.

(7)	The Agent in the name of the relevant Issuer will cause a notice to be published in accordance with the Conditions not less than 7 days nor more than 21 days before each due date for payment of a second or subsequent instalment of the issue price for any Partly Paid Notes, reminding persons entitled to the Partly Paid Notes of the due date for payment of the relevant instalment, the procedure for payment and that failure to pay such instalment, together with accrued interest for late payment, if appropriate, on any Partly Paid Note will entitle the relevant Issuer to forfeit the same and retain for its own use and benefit the first or previous instalments thereon. Such publication will be at the expense of the relevant Issuer.

(b)	Interest determination, Screen Rate Determination including fallback provisions

(1)	Where Screen Rate Determination is specified in the applicable Pricing Supplement as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(A)	the offered quotation (if there is only one quotation on the Relevant Screen Page); or

(B)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum), for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at the Specified Time on the Interest Determination Date in question plus or minus (as indicated in the applicable Pricing Supplement) the Margin (if any), all as determined by the Agent. If five or more such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

(2)	If the Relevant Screen Page is not available or if in the case of (A) above, no such offered quotation appears or, in the case of (B) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph, the Agent shall request each of the Reference Banks to provide the Agent with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Interest Determination Date in question. If two or more of the Reference Banks provide the Agent with such offered quotations, the Rate of Interest for such Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place with 0.000005 being rounded upwards) of such offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent.

(3)

If on any Interest Determination Date one only or none of the Reference Banks provides the Agent with such offered quotations as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Interest Determination Date, deposits in the Specified Currency for the relevant Interest Period by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent with such offered rates, the offered rate for deposits in the Specified Currency for the relevant Interest Period, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for the relevant Interest Period, at which, at approximately the Specified Time on the relevant Interest Determination Date, any one or more banks (which bank or banks is or are in the opinion of the relevant Issuer suitable for such purpose) informs the Agent it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest shall be determined as at the last preceding Interest Determination Date (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period, in place of the Margin relating to that last preceding Interest Period).

(4)	If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Pricing Supplement as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Pricing Supplement.

9.	NOTICE OF ANY WITHHOLDING OR DEDUCTION

If the relevant Obligors are, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges imposed by a Relevant Jurisdiction, they shall give notice thereof to the Agent as soon as they become aware of the requirement to make such withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with such requirement.

10.	DUTIES OF THE AGENT IN CONNECTION WITH EARLY REDEMPTION

(1)	If the relevant Issuer decides to redeem any Notes for the time being outstanding prior to their Maturity Date in accordance with the Conditions, the relevant Issuer shall give written notice of such decision to the Agent not less than 15 days before the date on which the relevant Issuer will give notice to the Noteholders in accordance with the Conditions of such redemption in order to enable the Agent to undertake its obligations herein and in the Conditions.

(2)	If some only of the Notes are to be redeemed on such date, the Agent shall make the required drawing in accordance with the Conditions but shall give the relevant Obligors reasonable notice of the time and place proposed for such drawing and the relevant Obligors shall be entitled to send representatives to attend such drawing.

(3)	The Agent shall publish or cause to be published the notices required in connection with any such redemption and shall at the same time also publish a separate list of the serial numbers of any Notes previously drawn and not presented for redemption. Such notices shall specify (a) the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption, the serial numbers of the Notes to be redeemed and (b) the fact, if applicable, that no exchange of a Global Note will be permitted during the period from and including the Selection Date to and including the date fixed for redemption. Such notices will be published in accordance with the Conditions and will be at the expense of the relevant Issuer. The Agent will also notify the other Paying Agents of any date fixed for redemption of any Notes.

(4)	Each Paying Agent will keep a stock of notices (each a “Put Notice”) in the form set out in Schedule 6 and will make such notices available on demand to holders of Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of such option in accordance with the Conditions, the Paying Agent with which such Note is deposited shall hold such Note (together with any Receipts, Coupons and Talons relating to it deposited with it) in the name of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of such option, when, subject as provided below, it shall present such Note (and any such Receipts, Coupons and Talons) to itself for payment of the amount due thereon together with any interest due on such date in accordance with the Conditions and shall pay such moneys in accordance with the directions of the Noteholder contained in the Put Notice. If, prior to such due date for its redemption, such Note becomes immediately due and repayable or if upon due presentation payment of such redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post such Note (together with any such Receipts, Coupons and Talons) by uninsured post to, and at the risk of, the relevant Noteholder, unless the Noteholder has otherwise requested and paid the costs of such insurance to the relevant Paying Agent at the time of depositing the Notes, at such address as may have been given by the Noteholder in the Put Notice. At the end of each period for the exercise of such option, each Paying Agent shall promptly notify the Agent of the principal amount of the Notes in respect of which such option has been exercised with it together with their serial numbers and the Agent shall promptly notify such details to the relevant Obligors.

11.	RECEIPT AND PUBLICATION OF NOTICES

(1)	Forthwith upon the receipt by the Agent of a demand or notice from any Noteholder in accordance with the Conditions the Agent shall forward a copy thereof to the relevant Obligors.

(2)	In the name of and at the request and expense of the relevant Obligors, the Agent shall cause to be published all notices required to be given by the relevant Obligors to the Noteholders in accordance with the Conditions.

12.	CANCELLATION OF NOTES, RECEIPTS, COUPONS AND TALONS

(1)	All Notes which are redeemed, all Receipts or Coupons which are paid and all Talons which are exchanged shall be cancelled by the Agent or Paying Agent by which they are redeemed, paid or exchanged. In addition, all Notes which are purchased by or in the name of the relevant Obligors or any of their respective subsidiaries and are surrendered to a Paying Agent for cancellation, together (in the case of Notes in definitive form) with all unmatured Receipts, Coupons or Talons (if any) attached thereto or surrendered therewith, shall be cancelled by the Paying Agent to which they are surrendered. Each of the Paying Agents shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Receipts, Coupons and Talons to the Agent together, in the case of all paid Notes, Receipts and Coupons, with a certificate stating the serial numbers in numerical sequence of such Notes and Receipts and the total number by maturity date of such Coupons within two months after claiming funds for payments.

(2)	The Agent shall (i) keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Coupons) and of their redemption, payment, exchange and cancellation and in respect of the Notes and Receipts retain such record until the expiry of five years after the final maturity date for the Notes; (ii) in respect of the Coupons and Talons of each maturity retain until the expiry of five years thereafter a record of all paid Coupons and exchanged Talons of that maturity and a record of the total number of Coupons of that maturity still remaining unpaid and Talons of that maturity still remaining unexchanged; and (iii) make such records available at all reasonable times to the relevant Obligors.

(3)	The Agent or its authorised agent shall destroy all cancelled Notes, Receipts, Coupons and Talons and furnish the relevant Obligors as soon as reasonably practicable (and in any event within six months after the date of redemption, payment or receipt) with a certificate of destruction containing written particulars of the serial numbers of the Notes and Receipts (in the case of Notes in definitive form) and the number by maturity date of Coupons and Talons and the total face value of Coupons so destroyed.

(4)	All records and certificates made or given pursuant to this clause 12 and clause 13 shall make a distinction between Notes, Receipts, Coupons and Talons of each Series.

13.	ISSUE OF REPLACEMENT NOTES, RECEIPTS, COUPONS AND TALONS

(1)	The relevant Issuer will cause a sufficient quantity of additional forms of Notes, Receipts, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Receipts, Coupons and Talons as provided below.

(2)	The Agent will, subject to and in accordance with the Conditions and the following provisions of this clause 13, cause to be delivered any replacement Notes, Receipts, Coupons and Talons which the relevant Issuer may determine to issue in place of Notes, Receipts, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(3)	In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the relevant Obligors may reasonably require) any replacement Note will only have attached to it Receipts, Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

(4)	The Agent shall not issue any replacement Note, Receipt, Coupon or Talon unless and until the applicant therefor shall have made payment of the expenses incurred by the relevant Obligors in connection therewith (including publication) and on such terms as to evidence, security, indemnity or otherwise in favour of the relevant Obligors in respect thereof as the relevant Obligors may reasonably require and shall have surrendered to the Agent any mutilated or defaced Note, Receipt, Coupon or Talon to be so replaced.

(5)	The Agent shall cancel any mutilated or defaced Notes, Receipts, Coupons and Talons in respect of which replacement Notes, Receipts, Coupons and Talons have been issued pursuant to this clause 13 and shall furnish the relevant Obligors and the Agent with a certificate stating the serial numbers of the Notes, Receipts, Coupons and Talons so cancelled and, thereafter, shall destroy such cancelled Notes, Receipts, Coupons and Talons and furnish the relevant Obligors with a destruction certificate containing the information specified in subclause 12(3).

(6)	The Agent shall, on issuing any replacement Note, Receipt, Coupon or Talon, inform the relevant Obligors and the other Paying Agents of the serial number of such replacement Note, Receipt, Coupon or Talon issued and (if known) of the serial number of the Note, Receipt, Coupon or Talon in place of which such replacement Note, Receipt, Coupon or Talon has been issued. Whenever replacement Receipts, Coupons or Talons are issued pursuant to the provisions of this clause 13, the Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Receipts, Coupons or Talons and of the replacement Receipts, Coupons or Talons issued.

(7)	The Agent shall keep a full and complete record of all replacement Notes, Receipts, Coupons and Talons issued and shall make such record available at all reasonable times to the relevant Obligors.

(8)	Whenever any Note, Receipt, Coupon or Talon for which a replacement Note, Receipt, Coupon or Talon has been issued and in respect of which the serial number is known is presented to the Agent or any of the Paying Agents for payment, the Agent or, as the case may be, the relevant Paying Agent shall immediately send notice thereof to the relevant Obligors and the other Paying Agents.

(9)	The Paying Agents shall issue further Coupon sheets against surrender of Talons. A Talon so surrendered shall be cancelled by the relevant Paying Agent who (except where such Paying Agent is the Agent) shall inform the Agent of its serial number. Further Coupon sheets issued on surrender of Talons shall carry the same serial number as the surrendered Talon.

14.	COPIES OF DOCUMENTS AVAILABLE FOR INSPECTION

The	Agent shall hold available for inspection copies of:

(i)	an English translation of the most recent constitutional documents of each of the Finance Companies and Ahold;

(ii)	the Accounts of each of the Finance Companies and Ahold for the three most recent financial years, if available, and the most recently available published interim financial statements (if any) of each of the Finance Companies and Ahold (in English);

(iii)	the Programme Agreement, the Guarantee and this Agreement;

(iv)	the Prospectus; and

(v)	any future prospectuses, offering circulars, supplementary listing particulars, information memoranda and supplements (including the Pricing Supplements in respect of listed Notes) to the Prospectus and any other documents incorporated therein by reference.

For	this purpose, the Obligors shall furnish the Agent with sufficient copies of each of such documents.

15.	MEETINGS OF NOTEHOLDERS

(1)	The provisions of Schedule 5 hereto shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

(2)	Without prejudice to subclause (1), each of the Agent and the Paying Agents on the request of any Noteholder shall issue voting certificates and block voting instructions in accordance with Schedule 5 and shall forthwith give notice to the relevant Obligors in writing of any revocation or amendment of a block voting instruction. Each of the Agent and the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Agent shall designate or approve, full particulars of all voting certificates and block voting instructions issued by it in respect of such meeting or adjourned meeting.

16.	COMMISSIONS AND EXPENSES

(1)	The Obligors agree to pay to the Agent such commissions, fees and expenses as the Obligors and the Agent shall separately agree in respect of the services of the Agent and the Paying Agents hereunder.

(2)	The Agent will make payment of the fees and commissions due hereunder to the Paying Agents and will reimburse their expenses promptly after the receipt of the relevant moneys from the Obligors. The Obligors shall not be responsible for any such payment or reimbursement by the Agent to the Paying Agents.

17.	INDEMNITY

(1)	Each Obligor will indemnify and hold harmless the Agent and each of the Paying Agents on demand against any losses, liabilities, costs, claims, actions, demands or expenses which it may incur or which may be made against the Agent or any Paying Agent as a result of or in connection with its appointment or the exercise of its powers, discretions, authorities and duties hereunder except such as may result from its own negligence, default or bad faith or that of its officers or employees.

(2)	Each of the Agent and the Paying Agents will severally indemnify and hold harmless each Obligor on demand against any losses, liabilities, costs, claims, actions, demands or expenses which it may incur or which may be made against it as a result of negligence, default or bad faith of the Agent or such Paying Agent or any of its officers, employees or agents.

18.	RESPONSIBILITY OF THE PAYING AGENTS

(1)	The Paying Agents shall not be responsible or accountable to anyone with respect to the validity of this Agreement or the Notes, Receipts or Coupons or for any act or omission by any Paying Agent in connection with this Agreement or any Note, Receipt or Coupon except for their own negligence, default or bad faith, including that of their respective officers and employees.

(2)	The Paying Agents shall have no duty or responsibility in case of any default by any Obligor in the performance of its obligations under the Conditions or, in the case of receipt of a written demand from a Noteholder or Couponholder, with respect to such default, provided however that forthwith upon receipt by the Agent of a notice given by a Noteholder in accordance with Condition 10, the Agent will notify the relevant Obligors thereof and furnish it with a copy of such notice.

(3)	Whenever in the performance of its duties under this Agreement a Paying Agent shall deem it necessary or desirable that any fact or matter be proved or established by an Obligor prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may (save for manifest errors) be deemed to be conclusively proved and established by a certificate signed by the Obligor and delivered to such Paying Agent and such certificate shall be a full authorisation to such Paying Agent, in its capacity as such, for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

19.	CONDITIONS OF APPOINTMENT

(1)	The Agent shall be entitled to deal with money paid to it by an Obligor for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a)	that it shall not exercise any right of set-off, lien or similar claim in respect thereof;

(b)	as provided in subclause (2) below; and

(c)	that it shall not be liable to account to any Obligor for any interest thereon.

(2)	Without prejudice to the provisions of clauses 7 and 27, in acting hereunder and in connection with the Notes, the Agent and the Paying Agents shall act solely as agents of the relevant Obligors and will not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Receipts or Coupons.

(3)	The Agent and the Paying Agents hereby undertake to the Obligors to perform such obligations and duties, and shall be obliged to perform such duties and only such duties, as are herein, in the Conditions, the Procedures Memorandum and the applicable Pricing Supplement specifically set forth, and no implied duties or obligations shall be read into this Agreement or the Notes against the Agent and the Paying Agents.

(4)	Each of the Agent and the Paying Agents may consult with legal and other professional advisers approved by the relevant Obligors, such approval not to be unreasonably withheld, and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(5)	Each of the Agent and the Paying Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the relevant Obligors or any notice, resolution, direction, consent, certificate, affidavit, statement, cable or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the relevant Obligors.

(6)	Any of the Agent and the Paying Agents and their officers, directors and employees may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons with the same rights (but without prejudice to any limitations which might apply in any other capacity) that it or he would have if the Agent or the relevant Paying Agent, as the case may be, concerned were not appointed hereunder, and may engage or be interested in (subject as aforesaid) any financial or other transaction with any Obligor and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes, Receipts or Coupons or in connection with any other obligations of any Obligor as freely as if the Agent or the relevant Paying Agent, as the case may be, were not appointed hereunder.

(7)	Each Obligor shall provide the Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent immediately in writing if any of such persons ceases to be so authorised or if any additional person becomes so authorised together, in the case of an additional authorised person, with evidence satisfactory to the Agent that such person has been so authorised.

(8)	Except as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the relevant Obligor and each of the Paying Agents shall be entitled to treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof).

(9)	The amount of the Programme may be increased by the Guarantor in accordance with the procedure set out in the Programme Agreement. Upon any such increase being effected, all references in this Agreement to the amount of the Programme shall be deemed to be references to such increased amount.

20.	COMMUNICATION BETWEEN THE PARTIES

All communications relating hereto between the relevant Obligors and any of the Paying Agents shall be made in writing or by facsimile through the Agent.

21.	CHANGES IN AGENT AND PAYING AGENTS

(1)	The relevant Obligors agree that, for so long as any Note is outstanding, or until moneys for the payment of all amounts in respect of all outstanding Notes have been made available to the Agent and have been returned to the relevant Obligors, as the case may be, as provided herein:

(a)	so long as any Notes are listed on any Stock Exchange, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant Stock Exchange; and

(b)	there will at all times be a Paying Agent with a specified office in a city in continental Europe;

(c)	there will at all times be an Agent;

(d)	there will at all times be a Paying Agent with a specified office situated outside The Netherlands, in the case of Notes issued other than by USA; and

(e)	in the event of the Proposed EU Withholding Tax Directive being adopted, there will at all times be a Paying Agent with a specified office in a city outside the European Union.

In addition, the relevant Obligors shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in the final paragraph of Condition 6(b). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in subclause (5)), when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with the Conditions.

(2)	The Agent may (subject as provided in subclause (4)) at any time resign as Agent by giving at least 90 days’ written notice to the relevant Obligors of such intention on its part, specifying the date on which its desired resignation shall become effective.

(3)	The Agent may (subject as provided in subclause (4)) be removed at any time by the relevant Obligors on at least 45 days’ notice by the filing with it of an instrument in writing signed in the name of the relevant Obligors specifying such removal and the date when it shall become effective.

(4)	Any resignation under subclause (2) or removal under subclause (3) shall only take effect upon the appointment by the relevant Obligors as hereinafter provided of a successor Agent and (other than in the case of insolvency of the Agent) on the expiry of the notice to be given under clause 23. The Obligors agree with the Agent that if, by the day falling ten days before the expiry of any notice under subclause (2), the relevant Obligor has not appointed a successor Agent, then the Agent shall be entitled, in the name of the relevant Obligors, to appoint as a successor Agent in its place a reputable financial institution of good standing which the relevant Obligors shall approve.

(5)	In case at any time the Agent resigns, or is removed, or becomes incapable of action or is adjudged a bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Agent, which shall be a reputable financial institution of good standing, may be appointed by the relevant Obligors by an instrument in writing filed with the successor Agent. Upon the appointment as aforesaid of a successor Agent and acceptance by the latter of such appointment and (other than in the case of insolvency of the Agent) upon expiry of the notice to be given under clause 23, the Agent so superseded shall cease to be the Agent hereunder.

(6)	Subject to subclause (1), the relevant Obligors may, after prior consultation with the Agent, terminate the appointment of any of the Paying Agents at any time and/or appoint one or more further Paying Agents by giving to the Agent and to the relevant Paying Agent at least 45 days’ notice in writing to that effect (other than in the case of insolvency of the Paying Agent).

(7)	Subject to subclause (1), all or any of the Paying Agents may resign their respective appointments hereunder at any time by giving the relevant Obligors and the Agent at least 45 days’ written notice to that effect.

(8)	Upon its resignation or removal becoming effective, the Agent or the relevant Paying Agent:

(a)	shall, in the case of the Agent, forthwith transfer all moneys held by it hereunder, the records referred to in clauses 12(2) and 13(7) and all Notes, Receipts and Coupons held by it to the successor Agent hereunder;

(b)	shall be entitled to the payment by the relevant Obligors of its commissions, fees and expenses for the services thereto rendered hereunder in accordance with the terms of clause 16; and

(c)	shall not have any further duties, obligations, liabilities or responsibilities hereunder.

(9)	Upon its appointment becoming effective, a successor Agent and any new Paying Agent shall, without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor or, as the case may be, a Paying Agent with like effect as if originally named as Agent or (as the case may be) a Paying Agent hereunder, and such predecessor, upon payment to it of its commissions, fees and expenses then unpaid, shall thereupon become obliged to transfer, deliver and pay over, and such successor Agent shall be entitled to receive, all moneys and records as referred to in subclause (8)(a) of this clause, held by such predecessor as Agent hereunder.

22.	MERGER AND CONSOLIDATION

Any corporation into which the Agent or any Paying Agent may be merged or converted, or any corporation with which the Agent or any of the Paying Agents may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent or any of the Paying Agents shall be a party, or any corporation to which the Agent or any of the Paying Agents shall sell or otherwise transfer all or substantially all the assets of the Agent or any Paying Agent shall, on the date when such merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Agent or, as the case may be, Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto, unless otherwise required by the relevant Obligors and after the said effective date all references in this Agreement to the Agent or, as the case may be, such Paying Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall as soon as possible be given to the relevant Obligors by the relevant Agent or Paying Agent.

23.	NOTIFICATION OF CHANGES TO PAYING AGENTS

Following receipt of notice of resignation from the Agent or any Paying Agent and forthwith upon appointing a successor Agent or, as the case may be, further or other Paying Agents or on giving notice to terminate the appointment of any Agent or, as the case may be, Paying Agent, the Agent (in the name of and at the expense of the relevant Obligors) shall give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions.

24.	CHANGE OF SPECIFIED OFFICE

If the Agent or any Paying Agent determines to change its specified office (which may only be effected within the same city) it shall give to the relevant Obligors and (if applicable) the Agent written notice of such determination giving the address of the new specified office and stating the date on which such change is to take effect, which shall not be less than 45 days thereafter. The Agent (on behalf and at the expense of the relevant Obligors) shall within 15 days of receipt of such notice (unless the appointment of the Agent or the relevant Paying Agent, as the case may be, is to terminate pursuant to clause 21 on or prior to the date of such change) give or cause to be given not more than 45 days’ nor less than 30 days’ notice thereof to the Noteholders in accordance with the Conditions.

25.	NOTICES

Any notice or communication given hereunder shall be sufficiently given or served:

(a)	if delivered in person to the relevant address specified in the Procedures Memorandum and, if so delivered, shall be deemed to have been delivered at time of receipt; or

(b)	if sent by facsimile to the relevant number specified in the Procedures Memorandum and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by confirmation of error free transmittal from the transmitting terminal.

Where a communication is received on a non-business day or after 5 p.m. on a business day in the place of receipt it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

26.	TAXES AND STAMP DUTIES

(1)	The Obligors agree to pay any and all stamp, registration and other similar taxes or duties (including any interest and penalties thereon or in connection therewith) imposed by The Netherlands, the United States, Luxembourg, Belgium or any political subdivision or taxing authority of any such jurisdiction connection with the execution, delivery, performance and enforcement of this Agreement, and shall indemnify each Paying Agent against any claim, demand, action, liability, damage, cost, loss or expense (including, without limitation, reasonable legal fees and any applicable value added tax) which they may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

(2)	As between the Paying Agents and each Obligor all present and future direct and indirect taxes and transfer charges due in respect of activities hereunder and commission and fee payments therefor will be chargeable to and paid by the relevant Obligor, except as provided herein and except for taxes on any net income or profits earned by any of the Paying Agents. If any of the Paying Agents is or shall become aware of the imposition of such taxes or transfer charges, it shall forthwith notify the relevant Obligor thereof and upon such notice the relevant Obligor may terminate the appointment of such Paying Agent in accordance with clause 21.

27.	AMENDMENTS

This Agreement may be amended in writing by agreement between the Obligors and the Agent, but without the consent of the other Paying Agents or any Noteholder, Receiptholder or Couponholder, in any way (a) which is not materially prejudicial to the interests of the Noteholders or (b) which is of a formal, minor or technical nature or is to correct a manifest error or to comply with mandatory provisions of the law of The Netherlands.

28.	SUBSTITUTION

In the event of the relevant Obligor wishing to effect a substitution pursuant to Condition 17, the relevant Obligor shall procure that prior to such substitution the conditions set out in Condition 17 shall have been satisfied. In the event of any such substitution, references to the relevant Obligor by name in this Agreement shall be read as references to the substituted Obligor.

29.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

(1)	This Agreement is governed by, and shall be construed in accordance with, the laws of The Netherlands.

(2)	Each Obligor hereby irrevocably submits, for the exclusive benefit of the Paying Agents, to the jurisdiction of the courts of Amsterdam, The Netherlands, judging in the first instance, and its appellate courts. Without prejudice to the foregoing, each Obligor further irrevocably agrees that any suit, action or proceedings arising out of or in connection with this Agreement may be brought in any other court of competent jurisdiction.

30.	COUNTERPARTS

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

SCHEDULE 1 TO THE AGENCY AGREEMENT

FORM OF CALCULATION AGENCY AGREEMENT

Dated [            ]

[NAME OF ISSUER]

as Issuer

and

[     ]

as Calculation Agent

€3,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

CALCULATION AGENCY AGREEMENT

London

CALCULATION AGENCY AGREEMENT

in respect of a

€3,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS AGREEMENT is made on [            ] BETWEEN:

(1)	[NAME OF ISSUER] as issuer (the “Issuer”);

[(2)	KONINKLIJKE AHOLD N.V. as guarantor (the “Guarantor”);] and

(3)	[ ] of [ ] (the “Calculation Agent”, which expression shall include its successor or successors for the time being as calculation agent hereunder).

WHEREAS:

(A)	The Issuer [and the Guarantor] have entered into a programme agreement with the Dealers named therein dated 12th May, 2000 under which the Issuer may issue Notes (“Notes”) with an aggregate nominal amount of up to €3,000,000,000 (or its equivalent in other currencies).

(B)	The Notes will be issued subject to and with the benefit of an agency agreement (the “Agency Agreement”) dated 12th May, 2000 and entered into between the Issuer[, the Guarantor], Banque Internationale à Luxembourg as Agent (in such capacity, the “Agent” which expression shall include its successor or successors for the time being under the Agency Agreement) and the other parties named therein.

NOW IT IS HEREBY AGREED that:

1.	APPOINTMENT OF THE CALCULATION AGENT

The Calculation Agent is hereby appointed in respect of each Series of Notes described in the Schedule hereto (the “Relevant Notes”) for the purposes set out in clause 2 below, all upon the terms hereinafter set out. The agreement of the parties hereto that this Agreement is to apply to each Series of Relevant Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule hereto.

2.	DUTIES OF CALCULATION AGENT

The Calculation Agent shall in relation to each Series of Relevant Notes perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Notes (the “Conditions”) including endorsing the Schedule hereto appropriately in relation to each Series of Relevant Notes.

3.	EXPENSES

Save as provided in clause 4 below and with the exception of publication of notices (which shall be at the expense of the Issuer), the Calculation Agent shall bear all expenses incurred by it in connection with its said services.

4.	INDEMNITY

(1)	The Issuer [failing which the Guarantor] shall indemnify and keep indemnified the Calculation Agent against any losses, liabilities, costs, claims, actions or demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except such as may result from its own default, negligence or bad faith or that of its officers, directors or employees, or the breach by it of the terms of this Agreement.

(2)	The Calculation Agent shall indemnify the Issuer [and the Guarantor] against any losses, liabilities, costs, claims, actions, demands or expenses (including, but not limited to, all reasonable costs, legal fees, charges and expenses paid or incurred in disputing or defending any of the foregoing) which the Issuer [or the Guarantor] may incur or which may be made against the Issuer [or the Guarantor] as a result of the breach by the Calculation Agent of the terms of this Agreement or its default, negligence or bad faith or that of its officers, directors or employees or the breach by it of the terms of this Agreement.

5.	CONDITIONS OF APPOINTMENT

(1)	In acting hereunder and in connection with the Relevant Notes, the Calculation Agent shall act as an agent of the Issuer [and the Guarantor] and shall not thereby assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Notes or the receipts or coupons (if any) appertaining thereto (the “Receipts” and the “Coupons”, respectively).

(2)	In relation to each issue of Relevant Notes, the Calculation Agent shall be obliged to perform such duties and only such duties as are herein and in the Conditions specifically set forth and no implied duties or obligations shall be read into this Agreement or the Conditions against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances.

(3)	The Calculation Agent may consult with legal and other professional advisers and the opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

(4)	The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered in reliance upon any instruction, request or order from the Issuer or any notice, resolution, direction, consent, certificate, affidavit, statement, cable or other paper or document which it reasonably believes to be genuine and to have been delivered, signed or sent by the proper party or parties or upon written instructions from the Issuer [or the Guarantor].

(5)	The Calculation Agent, and any of its officers, directors and employees, may become the owner of, or acquire any interest in, any Notes, Receipts or Coupons (if any) with the same rights that it or he would have if the Calculation Agent were not appointed hereunder, and may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons (if any) or in connection with any other obligations of the Issuer [or the Guarantor] as freely as if the Calculation Agent were not appointed hereunder.

6.	TERMINATION OF APPOINTMENT

(1)	The Issuer [and the Guarantor] may terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 45 days’ prior written notice to that effect, provided that, so long as any of the Relevant Notes is outstanding:

(a)	such notice shall not expire less than 45 days before any date upon which any payment is due in respect of any Relevant Notes; and

(b)	notice shall be given in accordance with Condition 14 to the holders of the Relevant Notes at least 30 days prior to any removal of the Calculation Agent.

(2)	Notwithstanding the provisions of subclause (1) above, if at any time:

(a)	the Calculation Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or it admits in writing its inability to pay or meet its debts as they may mature or suspends payment thereof, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(b)	the Calculation Agent fails duly to perform any function or duty imposed upon it by the Conditions and this Agreement,

the Issuer [and the Guarantor] may forthwith without notice terminate the appointment of the Calculation Agent, in which event notice thereof shall be given to the holders of the Relevant Notes in accordance with Condition 14 as soon as practicable thereafter.

(3)	The termination of the appointment pursuant to subclause (1) or (2) above of the Calculation Agent hereunder shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

(4)	The Calculation Agent may resign its appointment hereunder at any time by giving to the Issuer [and the Guarantor] at least 45 days’ prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Issuer [and the Guarantor] shall promptly give notice thereof to the holders of the Relevant Notes in accordance with Condition 14.

(5)	Notwithstanding the provisions of subclauses (1), (2) and (4) above, so long as any of the Relevant Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Issuer [and the Guarantor] or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent has been appointed. The Issuer [and the Guarantor] agree with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under subclause (1) or (4) above, the Issuer [and the Guarantor] have not appointed a replacement Calculation Agent, the Calculation Agent shall be entitled, in the name of the Issuer [and the Guarantor], to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the Issuer [and the Guarantor] shall approve.

(6)	Upon its appointment becoming effective, a successor Calculation Agent shall without further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as the Calculation Agent hereunder.

(7)	If the appointment of the Calculation Agent hereunder is terminated (whether by the Issuer [and the Guarantor] or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which such termination takes effect deliver to the successor Calculation Agent all records concerning the Relevant Notes maintained by it (except such documents and records as it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities hereunder.

(8)	Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when such merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, unless otherwise required by the Issuer [and the Guarantor], and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such corporation. Written notice of any such merger, conversion, consolidation or transfer shall forthwith be given to the Issuer[, the Guarantor] and the Agent.

(9)	Upon giving notice of the intended termination of the appointment of the Calculation Agent, the Issuer [and the Guarantor] shall use all reasonable endeavours to appoint a reputable financial institution of good standing as successor Calculation Agent.

7.	COMMUNICATIONS

Any notice or communication given hereunder shall be sufficiently given or served:

(a)	if delivered in person to the relevant address specified in the Procedures Memorandum or (in the case of the Calculation Agent) on the signature page hereof and, if so delivered, shall be deemed to have been delivered at time of receipt; or

(b)	if sent by facsimile to the relevant number specified in the Procedures Memorandum or (in the case of the Calculation Agent) on the signature page hereof and, if so sent, shall be deemed to have been delivered immediately after transmission provided such transmission is confirmed by confirmation of error free transmission from the transmitting terminal.

Where a communication is received on a non-business day or after 5 p.m. on a business day in the place of receipt it shall be deemed to be received and become effective on the next business day. Every communication shall be irrevocable save in respect of any manifest error therein.

8.	DESCRIPTIVE HEADINGS AND COUNTERPARTS

(1)	The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

(2)	This Agreement may be executed in two counterparts, each of which, taken together, shall constitute one and the same agreement and either party may enter into this Agreement by executing a counterpart.

9.	GOVERNING LAW AND JURISDICTION

(1)	This Agreement is governed by, and shall be construed in accordance with, the laws of The Netherlands.

(2)	The Issuer [and the Guarantor each] hereby irrevocably submits, for the exclusive benefit of the Calculation Agent, to the jurisdiction of the courts of Amsterdam, The Netherlands, judging in the first instance, and its appellate courts. Without prejudice to the foregoing, the Issuer [and the Guarantor each] further irrevocably agrees that any suit, action or proceedings arising out of or in connection with this Agreement may be brought in any other court of competent jurisdiction.

IN WITNESS whereof this Agreement has been entered into the day and year first above written.

Schedule to the Calculation Agency Agreement

Series number	Issue Date	Maturity Date	Title and Nominal Amount	Annotation by Calculation Agent/Issuer

[NAME OF ISSUER]

By:

[KONINKLIJKE AHOLD N.V.

By:]

[Name and address of Calculation Agent]

Telex No: [             ]

Telefax No: [             ]

Attention: [             ]

By:

SCHEDULE 2 TO THE AGENCY AGREEMENT

TERMS AND CONDITIONS OF THE NOTES

SCHEDULE 3 TO THE AGENCY AGREEMENT

FORM OF GUARANTEE

12th May, 2000

GUARANTEE

Koninklijke Ahold N.V., a ‘naamloze vennootschap’ duly incorporated under the laws of The Netherlands and having its corporate seat in Zaandam, municipality of Zaanstad, The Netherlands, is giving this guarantee (the “Guarantee”) in favour of Notes issued by Ahold Finance B.V., Ahold Finance Europe B.V. or Ahold Finance U.S.A., Inc. (each an “Issuer” and together the “Issuers”) pursuant to the €3,000,000,000 Euro Medium Term Note Programme established on the date hereof by Koninklijke Ahold N.V. and each Issuer. Any reference in this Guarantee to an “Issuer” or “Issuers” shall include any Substituted Debtor pursuant to Condition 17 of the Terms and Conditions of the Notes (the “Conditions”).

I.	Koninklijke Ahold N.V. (hereinafter called the “Guarantor”) hereby unconditionally and irrevocably guarantees, by way of an independent obligation and not by way of surety (“borgtocht”) within the meaning of section 7:850 of the Dutch Civil Code, to each of the holders of the Notes (the “Noteholders”) without regard to their nationality, domicile, or residence, and without any requirement for the Noteholders to comply with any formality, the due payment of interest and principal on the Notes, including any (legal) costs and additional amounts payable pursuant to the Conditions. Terms defined in the Conditions shall bear the same meanings in this Guarantee.

II.	The intent and purpose of this Guarantee is to ensure that the Noteholders, under any and all circumstances by reason of which the relevant Issuer may fail to effect payment and regardless of the validity and enforceability of the obligations of the relevant Issuer, shall receive the amounts payable as interest and principal as and when due and payable according to the Conditions. It is hereby agreed and understood that the Noteholders may institute legal proceedings directly against the Guarantor to enforce the Guarantee without first proceeding against the relevant Issuer.

III.	Each Noteholder shall be entitled to exercise its rights arising from this Guarantee. If the Guarantor should be required by law to make any deduction or withholding of any taxes, duties or governmental charges imposed or levied by or on behalf of The Netherlands or any taxing authority therein, then the Guarantor shall pay to the Noteholders the additional amounts referred to in Condition 8.

IV.	The obligations under this Guarantee shall remain in force, notwithstanding any dissolution or change in the structure or legal form of the relevant Issuer.

V.	The obligations of the Guarantor hereunder shall rank at least pari passu with all other obligations of the Guarantor from time to time outstanding (other than subordinated obligations, secured obligations and obligations preferred by mandatory law), provided that, in the case of Subordinated Notes, the obligations of the Guarantor hereunder shall rank at least pari passu with all other equally subordinated obligations of the Guarantor from time to time outstanding (other than obligations preferred by mandatory law).

VI.	The Guarantor agrees that it will comply with and be bound by all provisions contained in the Conditions which are expressed to relate to it as if such provisions were set out in full in this Guarantee.

VII.	This Guarantee shall be governed by the laws of The Netherlands. In relation to any legal action or proceedings arising out of or in connection with this Guarantee and/or the Notes, as the case may be, the Guarantor and the relevant Issuer irrevocably submit to the jurisdiction of the District Court (‘Arrondissementsrechtbank’) in Amsterdam, The Netherlands and its appellate courts. This submission is made for the exclusive benefit of the holders of the Notes and shall not affect their right to take such action or bring such proceedings in another court of competent jurisdiction.

IN WITNESS WHEREOF, this Guarantee has been duly executed and delivered by the Guarantor pursuant to the Agency Agreement dated 12th May, 2000 and entered into between the Guarantor, the Issuers, Banque Internationale à Luxembourg S.A. and the other Paying Agents referred to therein (as amended or supplemented from time to time).

Koninklijke Ahold N.V.

By:

SCHEDULE 4 TO THE AGENCY AGREEMENT

FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS, RECEIPTS AND TALONS

PART I

FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.]1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).]2

[NOTICE: THIS NOTE IS ISSUED FOR TEMPORARY DEPOSIT WITH NEDERLANDS CENTRAAL INSTITUUT VOOR GIRAAL EFFECTENVERKEER B.V. (NECIGEF) AT AMSTERDAM, THE NETHERLANDS. ANY PERSON BEING OFFERED THIS NOTE FOR TRANSFER OR ANY OTHER PURPOSE SHOULD BE AWARE THAT THEFT OR FRAUD IS ALMOST CERTAIN TO BE INVOLVED.]3

[THIS NOTE CONSTITUTES [COMMERCIAL PAPER/[A SHORTER/LONGER] TERM DEBT SECURITY]4 ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. THE ISSUER OF THIS NOTE IS [NAME OF ISSUER], WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION (AS SUCH TERMS ARE DEFINED IN THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997). REPAYMENT OF THE PRINCIPAL AND PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTE HAS [NOT BEEN GUARANTEED/BEEN GUARANTEED BY KONINKLIJKE AHOLD N.V., WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION]5]6.

[1]	In the case of Notes issued by AF or Europe, this legend can be deleted if the Notes have an initial maturity of 365 days or less. In the case of Notes issued by USA, this legend can be deleted if the Notes have an initial maturity of 183 days or less.
[2]	Include only in the case of Notes issued by USA with an initial maturity of 183 days or less. Notes issued by USA with an initial maturity of 183 days or less must be issued in minimum denominations of US$500,000 (or the non-US currency equivalent thereof).
[3]	Include only on Temporary Global Notes that are deposited with NECIGEF.
[4]	Include “commercial paper” if Notes must be redeemed before their first anniversary. Include “shorter” if Notes may not be redeemed before their first anniversary but must be redeemed before their third anniversary. Include “longer” if Notes may not be redeemed before their third anniversary.
[5]	Delete as appropriate.
[6]	Unless otherwise permitted, text to be included for all Notes (including Notes denominated in sterling) in respect of which the issue proceeds are accepted by the relevant Issuer in the UK.

[NAME OF ISSUER]

[(having its corporate seat in

Zaandam, The Netherlands)](1)

TEMPORARY GLOBAL NOTE TO BEARER

[representing

[amount] [ ] per cent., due [            ]](2)

This Global Note is a Temporary Global Note to bearer (the “Global Note”) without interest Coupons in respect of a duly authorised issue of Notes (the “Notes”) of [Name of Issuer] [(having its corporate seat in Zaandam, The Netherlands)](1) (the “Issuer”) described, and having the provisions specified, in the Pricing Supplement attached hereto (the “Pricing Supplement”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 2 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Pricing Supplement, but in the event of any conflict between the provisions of that Schedule and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined or set out in the Conditions and/or the Pricing Supplement shall bear the same meaning when used herein.

This Global Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the “Agency Agreement”, which expression shall be construed as a reference to that agreement as the same may be further amended or supplemented from time to time) dated 12th May, 2000 and made between the Issuer, [Koninklijke Ahold N.V. (the “Guarantor”),](3) Banque Internationale à Luxembourg S.A. as agent (in such capacity, the “Agent”) and the other agents named therein.

For value received the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof either (i) on each Instalment Date the amount payable on such Instalment Date in respect of the Notes represented by this Global Note (if the Notes represented by this Global Note are Instalment Notes) or (ii) on the Maturity Date, or on such earlier date as any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of such Notes then represented by this Global Note becoming so due and repayable, and to pay interest (if any) on the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note at the office of the Agent at 69, route d’Esch, L-1470 Luxembourg or at the specified office of any of the other paying agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer [and the Guarantor](3) in respect of the Notes, but (in the case only of Notes with a maturity in excess of 183 days subject to TEFRA D selling restrictions, as indicated in the Pricing Supplement, (“TEFRA D Notes”)) in each case subject to the requirements as to certification provided herein. On any redemption or payment of an Instalment Amount or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or in the name of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or in the name of the Issuer.

[1]	Delete in the case of Notes issued by USA
[2]	Include only on Temporary Global Notes that are deposited with NECIGEF.
[3]	Delete in the case of Notes issued by Ahold.
[3]	Delete in the case of Notes issued by Ahold.

Upon any redemption, payment of an Instalment Amount or purchase and cancellation the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such Instalment Amount. The nominal amount of this Global Note and of the Notes represented hereby following any such redemption, payment of an Instalment Amount or purchase and cancellation as aforesaid or any exchanges as referred to below shall be the nominal amount most recently entered by or in the name of the Issuer in the relevant column in Part II, III, IV or V of Schedule One or in Schedule Two hereto.

Prior to the Exchange Date (as defined below) and if this Global Note is issued in representation of TEFRA D Notes, all payments (if any) on this Global Note will only be made to the bearer hereof to the extent that there is presented to the Agent either (i) by Clearstream Banking, société anonyme (“Clearstream, Luxembourg “) or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”) a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Schedule Three hereto, (ii) by Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (“NECIGEF”) at Amsterdam, The Netherlands a certificate, substantially in the form set out in Schedule Four hereto, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Schedule Four hereto or (iii) an appropriate certificate, to substantially the same effect, from any other Relevant Clearing System (as defined below). After the Exchange Date the bearer of this Global Note will not be entitled to receive any payment of interest hereon unless upon due certification exchange of this Global Note is improperly withheld or refused.

On or after the date (the “Exchange Date”) which is not earlier than 40 days and, if this Global Note has been deposited with NECIGEF, not later than 90 days after the Issue Date but, if this Global Note is issued in respect of an issue of Partly Paid Notes, only if the final instalment on all outstanding Notes has been paid, this Global Note may be exchanged in whole or in part (free of charge) for, as specified in the Pricing Supplement, either security printed Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons in the form set out in Parts III, IV, V and VI respectively of Schedule 3 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons and the Pricing Supplement has been incorporated on such Definitive Notes) or a Permanent Global Note in the form set out in Part II of Schedule 3 to the Agency Agreement (together with the Pricing Supplement attached thereto), upon notice being given either (i) by Euroclear and/or Clearstream, Luxembourg or (ii) by NECIGEF, in each case acting on the instructions of any of its participants and after receipt of certification of non-U.S. beneficial ownership as provided below. If Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note because Euroclear and/or Clearstream, Luxembourg do not regard the Permanent Global Note to be fungible with such Definitive Notes, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons pursuant to the terms hereof.

Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in Luxembourg at the office of the Agent specified above. In the case of TEFRA D Notes, Definitive Notes or (as the case may be) the Permanent Global Note shall only be so issued and delivered in exchange for that portion of this Global Note in respect of which there shall have been presented to the Agent either (i) by Clearstream, Luxembourg or Euroclear a certificate, substantially in the form set out in Schedule Three hereto, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Schedule Three hereto, (ii) by NECIGEF a certificate, substantially in the form set out in Schedule Four hereto, to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes (as shown by its records) a certificate in or substantially in the form of Certificate “A” as set out in Schedule Four hereto or (iii) an appropriate certificate, to substantially the same effect, from any other Relevant Clearing System, unless, in any such case, such certificate has already been given in accordance with the above provisions. The aggregate nominal amount of Definitive Notes or interests in a Permanent Global Note issued upon an exchange of this Global Note will, subject to the terms hereof, be equal to the aggregate nominal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such nominal amount does not exceed the aggregate nominal amount of this Global Note).

On an exchange of the whole of this Global Note, this Global Note shall be cancelled and surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or in the name of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or in the name of the Issuer and the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount so exchanged. If, following the issue of a Permanent Global Note in exchange for some of the Notes represented by this Global Note, further Notes represented by this Global Note are to be exchanged for interests in a Permanent Global Note, such exchange may be effected, subject as provided herein, without the issue of a new Permanent Global Note, by the Issuer or its agent endorsing Schedule Two of the Permanent Global Note previously issued to reflect an increase in the aggregate nominal amount of such Permanent Global Note by an amount equal to the aggregate nominal amount of the Permanent Global Note which would otherwise have been issued on such exchange.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the Issuer[, the Guarantor](1) and any Paying Agents may deem and treat the holder hereof as the absolute owner of this Global Note for all purposes. All payments of any amounts payable and paid to such holder shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Notes and/or Receipts and/or Coupons or Coupon sheets.

If this Global Note is issued in respect of an issue of Partly Paid Notes, the Issuer is entitled to accept payment of the subsequent instalments specified in Part II of Schedule One to this Global Note of the Issue Price of any Note at any time after the due date for payment thereof. No payment made after the due date shall be accepted unless accompanied by a further payment representing interest accrued at the rate of 2 per cent. per annum above the rate or rates payable on the Note since the due date for the instalment calculated from, and including, the due date to, but excluding, the date of actual payment. Any payments of subsequent instalments of the Issue Price accepted after the due date shall be treated as having been made on the due date. The Issuer may at any time after 30 days after the

(1)	Delete in the case of Notes issued by Ahold.

due date elect (without giving published notice) not to accept payment of subsequent instalments of the Issue Price whereupon the Issuer shall be entitled to forfeit any Notes in respect of which it shall not have received subsequent instalments and accrued interest and to retain previous instalments of the Issue Price previously paid on such Notes and shall be discharged from any obligations to repay such instalments or to pay interest thereon for any period and the relevant portion of this Global Note shall be cancelled and the paid-up principal amount reduced accordingly. Details of payments of subsequent instalments and Notes forfeited shall be endorsed by or in the name of the Issuer on Part II of Schedule One to this Global Note.

In the event that this Global Note (or any part hereof) has become due and repayable in accordance with the Conditions and payment in full of the amount due on the due date has not been made to the bearer in accordance with the foregoing then, unless within the period of 15 days commencing on the relevant due date payment in full of the amount due in respect of this Global Note is received by the bearer in accordance with the foregoing at 8.00 p.m. (Luxembourg time) on such fifteenth day (the “Relevant Time”), each Relevant Account Holder (which, for the purpose hereof, shall be deemed to be the Noteholder as referred to in Condition 10) shall automatically acquire, without the need for any further action in the name of any person, against the Issuer all those rights (“Direct Rights”) which such Relevant Account Holder would have had if immediately before the Relevant Time it held and owned duly executed and authenticated Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons in respect of each underlying Note represented by such Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time, including, without limitation, the right to receive all payments due at any time in respect of such Definitive Notes other than payments corresponding to any already made under this Temporary Global Note. No further action shall be required on the part of any person in order for Direct Rights to be acquired as contemplated above and for each Relevant Account Holder to have the benefit of, and to enforce, rights corresponding to all the provisions of the terms and conditions of the relevant Definitive Notes as if they had been specifically incorporated in this Temporary Global Note other than the right to receive payments corresponding to any already made under this Temporary Global Note. The Issuer’s obligation pursuant to this paragraph shall be a separate and independent obligation by reference to each relevant underlying Note and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.

The records of the Relevant Clearing System shall, in the absence of manifest error, be conclusive evidence of the identity of the Relevant Account Holder(s) and the number of Notes to which each Relevant Account Holder is entitled at the Relevant Date and, accordingly, of the identity of the creditors of the Direct Rights. For the purpose, a statement issued by the Relevant Clearing System stating:

(a)	the name of the Relevant Account Holder;

(b)	the number of Notes as credited to the securities account of the Relevant Account Holder at the Relevant Date; and

(c)	any amount paid by the Relevant Clearing System on to the Relevant Account Holder in respect of each Note,

shall be conclusive evidence of the Relevant Account Holder’s entitlement on the Relevant Clearing System’s records at the Relevant Date.

Each Relevant Account Holder shall (where applicable) have the right to assign Direct Rights recorded in his name to a third party, including the legal person which has an interest in this Global Note. In order for such third party to acquire a direct claim against the Issuer, such third party shall be obliged to first accept the assignment.

All payments made by the Issuer under the Direct Rights to a Relevant Account Holder or to the person(s) to which any of the Direct Rights shall have been legally assigned shall be deemed to be a payment to the holder of interests in this Global Note and to that extent shall operate as full and final discharge of the Issuer against both the holder of this Global Note and the Relevant Account Holders.

To the extent required, the rights of the Relevant Account Holders hereunder will come into existence at the time that the relevant entry is made with the Relevant Clearing System and the Relevant Account Holder has become aware of this stipulation of rights in its favour (derdenbeding, the “Stipulation”) and has not immediately rejected the same. The Stipulation is irrevocable.

“Relevant Clearing System” means, as applicable, Euroclear, Clearstream, Luxembourg and any other additional clearing system or systems specified in applicable Pricing Supplement (but does not include NECIGEF whether or not so specified).

“Relevant Account Holder” means any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account from time to time.

This Global Note is governed by, and shall be construed in accordance with, the laws of The Netherlands. All disputes in connection with or arising from the Global Note or its execution will be judged by the District Court in Amsterdam, The Netherlands and its appellate courts.

This Global Note shall not be valid unless authenticated by or in the name of [the Agent](1)[ABN AMRO Bank N.V.](2).

IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

[NAME OF ISSUER]

By:

Issued in Luxembourg as of [            ]

[This Global Note is authenticated by or in the name of the Agent.

Banque Internationale à Luxembourg S.A.

By:                         ](1)

[1]	Include only on Temporary Global Notes that are not deposited with NECIGEF.
[2]	Include only on Temporary Global Notes that are deposited with NECIGEF.

[This Global Note is authenticated by or in the name of ABN AMRO Bank N.V., at Amsterdam, which hereby certifies, in its capacity as participant of NECIGEF, that this Global Note has been validly executed by the Issuer.

ABN AMRO Bank N.V.

By:	By:](1)

Schedule One to the Temporary Global Note

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of payment	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer
First

Second

[continue numbering until the appropriate number of Interest Payment Dates for the particular Tranche of Notes is reached]

PART II

PAYMENTS OF INSTALMENTS OF ISSUE PRICE

Instalment Date	Total amount of instalment payable	Amount of instalment paid and date of payment	Amount of Notes forfeited	Nominal amount of this Global Note following such payment or forfeiture*	Confirmation of payment by or in the name of Issuer
First

Second

[continue numbering and completing the amounts payable in the second column until the appropriate number of instalment payment dates for the particular Tranche of Notes is reached]

*	See most recent entry in Part II, III, IV or V of Schedule One or Schedule Two in order to determine this amount.

PART III

INSTALMENT PAYMENTS

Instalment Date	Date of payment	Total of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or in the name of the Issuer
First

Second

[continue numbering until the appropriate number of instalment payment dates for the particular Tranche of Notes is reached]

*	See most recent entry in Part II, III, IV or V of Schedule One or Schedule Two in order to determine this amount.

PART IV

REDEMPTIONS

Date of redemption	Total nominal amount of this Global Note to be redeemed	Nominal amount redeemed	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Part II, III, IV or V of Schedule One or Schedule Two in order to determine this amount.

PART V

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Part of nominal amount of this Global Note purchased and Cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part II, III, IV or V of Schedule One or Schedule Two in order to determine this amount.

Schedule Two to the Temporary Global Note

SCHEDULE OF EXCHANGES

FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or Notes represented by a Permanent Global Note have been made:

Date of exchange	Nominal amount of this Global Note exchanged for Definitive Notes or Notes represented by a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

*	See most recent entry in Part II, III, IV or V of Schedule One or Schedule Two in order to determine this amount.

Schedule Three to the Temporary Global Note

FORM OF CERTIFICATE TO BE PRESENTED BY

EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

[Name of Issuer]

[Title of Securities]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons having a credit balance in their account(s) with us or as being entitled to a beneficial interest in a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Agency Agreement relating to the Securities, as of the date hereof, [            ] principal amount of the Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or estates or trusts the income of which is subject to United States federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Agency Agreement.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

We will retain all certificates received from Member Organizations for the period specified in the U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3).

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [            ], [        ]*

Yours faithfully,

[Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System]

or

[Clearstream Banking, société anonyme]

By:

*	To be dated no earlier than the Exchange Date

CERTIFICATE “A”

[Name of Issuer]

[Title of Securities]

(the “Securities”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or estates or trusts the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [            ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [            ], [        ]*

Name of Person Making Certification

By:

*	To be dated no earlier than the fifteenth day prior to the Exchange Date.

Schedule Four to the Temporary Global Note

FORM OF CERTIFICATE TO BE PRESENTED BY

NECIGEF

[Name of Issuer]

[Title of Securities]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons having a credit balance in their account(s) with us equivalent to a portion of the principal amount set forth below (our “Participants”) substantially to the effect set forth in the Agency Agreement relating to the Securities, as of the date hereof, [            ] principal amount of the Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or estates or trusts the income of which is subject to United States federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the “Act”), then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Participants entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Agency Agreement.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Participants to the effect that the statements made by such Participants with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as the date hereof.

We will retain all certificates received from Member Organizations for the period specified in the U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3).

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [            ], [        ]*

Yours faithfully,

Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V.

By:

*	To be dated no earlier than the Exchange Date.

CERTIFICATE “A”

Persons, holding beneficial interests in a Temporary Global Note shall only be entitled to receive one or more permanent or definitive Notes and hence payment of interest thereon when such persons have delivered, or caused to be delivered, in writing, by telex or by electronic transmission to NECIGEF, a certification or certifications substantially to the effect set forth below.

[Name of Issuer]

[Title of Securities]

(the “Securities”)

This is to certify that, and except as set forth below, the credit balance in the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or estates or trusts the income of which is subject to United States federal income taxation regardless of its source (“United States person(s)”), (ii) are owned by of United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (“financial institutions”) purchasing for their own account or for resale, or (b) acquired such credit balance in the Securities through foreign branches of United States financial institutions and who hold such credit balance in the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired such credit balance in the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [            ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [            ], [            ]*

Name of Person Making Certification

By:

*	To be dated no earlier than the fifteenth day prior to the Exchange Date

PART II

FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).](2)

[NOTICE: THIS NOTE IS ISSUED FOR DEPOSIT WITH NEDERLANDS CENTRAAL INSTITUUT VOOR GIRAAL EFFECTENVERKEER B.V. (NECIGEF) AT AMSTERDAM, THE NETHERLANDS. ANY PERSON BEING OFFERED THIS NOTE FOR TRANSFER OR ANY OTHER PURPOSE SHOULD BE AWARE THAT THEFT OR FRAUD IS ALMOST CERTAIN TO BE INVOLVED.](3)

[THIS NOTE CONSTITUTES [COMMERCIAL PAPER/[A SHORTER/LONGER] TERM DEBT SECURITY](4) ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. THE ISSUER OF THIS NOTE IS [NAME OF ISSUER], WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION (AS SUCH TERMS ARE DEFINED IN THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997). REPAYMENT OF THE PRINCIPAL AND PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTE HAS [NOT BEEN GUARANTEED/BEEN GUARANTEED BY KONINKLIJKE AHOLD N.V., WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION](5)](6).

[NAME OF ISSUER]

[(having its corporate seat in

Zaandam, The Netherlands)](7)

PERMANENT GLOBAL NOTE TO BEARER

[1]	In the case of Notes issued by AF or Europe, this legend can be deleted if the Notes have an initial maturity of 365 days or less. In the case of notes issued by USA, this legend can be deleted if the Notes have an initial maturity of 183 days or less.
[2]	Include only in the case of Notes issued by USA with an initial maturity of 183 days or less. Notes issued by USA with an initial maturity of 183 days or less must be issued in minimum denominations of US$500,000 (or the non-US currency equivalent thereof).
[3]	Include only on Permanent Global Notes that are deposited with NECIGEF.
4.	Include “commercial paper” if Notes must be redeemed before their first anniversary. Include “shorter” if Notes may not be redeemed before their first anniversary but must be redeemed before their third anniversary. Include “longer” if Notes may not be redeemed before their third anniversary.
5.	Delete as appropriate.
6.	Unless otherwise permitted, text to be included for all Notes (including Notes denominated in sterling) in respect of which the issue proceeds are accepted by the relevant Issuer in the UK.
[7]	Delete in the case of Notes issued by USA

[representing

[amount] [    ] per cent., due [        ]](1)

This Global Note is a Permanent Global Note in respect of a duly authorised Series of Notes (the “Notes”) of [Name of Issuer] [(having its corporate seat in Zaandam, The Netherlands)](2) (the “Issuer”) described, and having the provisions specified, in the Pricing Supplement or Pricing Supplements attached hereto (together the “Pricing Supplement”). References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 2 to the Agency Agreement (as defined below) as modified and supplemented by the information set out in the Pricing Supplement, but in the event of any conflict between the provisions of that Schedule and the information set out in the Pricing Supplement, the Pricing Supplement will prevail.

Words and expressions defined or set out in the Conditions and/or the Pricing Supplement shall bear the same meaning when used herein.

This Global Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the “Agency Agreement”, which expression shall be construed as a reference to that agreement as the same may be amended or supplemented from time to time) dated 12th May, 2000 and made between the Issuer, [Koninklijke Ahold N.V. (the “Guarantor”),](3) Banque Internationale à Luxembourg S.A. as agent (in such capacity, the “Agent”) and the other agents named therein.

For value received the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof either (i) on each Instalment Date the amount payable on such Instalment Date in respect of the Notes represented by this Global Note (if the Notes represented by this Global Note are Instalment Notes) or (ii) on the Maturity Date, or on such earlier date as any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of such Notes then represented by this Global Note becoming so due and repayable, and to pay interest (if any) on the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions, upon presentation and, at maturity, surrender of this Global Note at the office of the Agent at 69, route d’Esch, L-1470 Luxembourg or at the specified office of any of the other paying agents located outside the United States (except as provided in the Conditions) from time to time appointed by the Issuer [and the Guarantor](3) in respect of the Notes. On any redemption or payment of an Instalment Amount or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or in the name of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or in the name of the Issuer.

Upon any redemption, payment of an Instalment Amount or purchase and cancellation the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such Instalment Amount. The nominal amount of this Global Note and of the Notes represented hereby following any such redemption, payment of an Instalment Amount or purchase and cancellation as aforesaid or any exchanges as referred to below shall be the nominal amount most recently entered by or in the name of the Issuer in the relevant column in Parts II, III or IV of Schedule One or in Schedule Two hereto.

[1]	Include only on Permanent Global Notes that are deposited.
[2]	Delete in the case of Notes issued by USA.
[3]	Delete in the case of Notes issued by Ahold.

If the Notes represented by this Global Note were originally represented by one or more Temporary Global Notes (each Tranche of Notes comprised in the Series of Notes to which this Global Note relates having been originally represented by one Temporary Global Note) then, unless any such Temporary Global Note was exchanged in whole on the issue hereof, an interest in such Temporary Global Note may be further exchanged, on the terms and conditions set out therein, for an interest in this Global Note. The Issuer or its agent shall endorse Schedule Two hereto to reflect the increase in the aggregate nominal amount of this Global Note due to each such exchange, whereupon the nominal amount hereof shall be increased for all purposes by the amount so exchanged and endorsed.

This Global Note may be exchanged in whole or (subject (in the case of Notes held in a Relevant Clearing System) (as defined below) to the Notes which continue to be represented by this Global Note being regarded by the Relevant Clearing System as fungible with the Definitive Notes issued in partial exchange for this Global Note) in part (free of charge), for security-printed Definitive Notes and (if applicable) Coupons, Receipts and/or Talons in the form set out in Parts III, IV, V and VI respectively of Schedule 3 to the Agency Agreement (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons, Receipts and/or Talons and the Pricing Supplement has been incorporated on such Definitive Notes). Such exchange may be made, as specified in the applicable Pricing Supplement, either:

(i)	upon not less than 30 days’ written notice being given to the Agent by Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and/or Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (“NECIGEF”) and/or any other Relevant Clearing System, in each case acting on the instructions of any of its participants; or

(ii)	only upon the occurrence of any Exchange Event.

An “Exchange Event” means:

(1)	the Issuer has been notified that both Euroclear and Clearstream, Luxembourg or, if applicable, NECIGEF has been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or has announced an intention permanently to cease business or has in fact done so and no successor clearing system is available; or

(2)	the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 8 which would not be required were the Notes represented by this Global Note in definitive form.

If this Global Note is only exchangeable following the occurrence of an Exchange Event:

(i)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14 upon the occurrence of an Exchange Event; and

(ii)	in the event of the occurrence of any Exchange Event, Euroclear and/or Clearstream, Luxembourg and/or NECIGEF acting on the instructions of any holder of an interest in this Global Note may give notice to the Agent requesting exchange and in the event of the occurrence of an Exchange Event as described in (2) above, the Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur no later than 15 days after the date of receipt of the relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note at the office of the Agent specified above by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in Luxembourg at the office of the Agent specified above. The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note submitted by the bearer hereof for exchange (to the extent that such nominal amount does not exceed the aggregate nominal amount of this Global Note most recently entered in the relevant column in Parts II, III or IV of Schedule One or in Schedule Two hereto).

On an exchange of the whole of this Global Note, this Global Note shall be cancelled and surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or in the name of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or in the name of the Issuer and the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount so exchanged.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and (if applicable) Coupons, Receipts and/or Talons. Accordingly, except as ordered by a court of competent jurisdiction or as required by law or applicable regulations, the Issuer[, the Guarantor](1) and any Paying Agents may deem and treat the holder hereof as the absolute owner of this Global Note for all purposes. All payments of any amounts payable and paid to such holder shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the moneys payable hereon and on the relevant definitive Notes and/or Receipts and/or Coupons.

[If a Noteholder requests delivery (uitlevering) of Notes represented by this Global Note under the Dutch Securities Giro Transfer Act (‘Wet giraal effectenverkeer’) other than in the event of an exchange as described above, such delivery will be made in the form of Notes in registered form in accordance with the rules, regulations and practices of NECIGEF].(2)

In the event that this Global Note (or any part hereof) has become due and repayable in accordance with the Conditions and payment in full of the amount due on the due date has not been made to the bearer in accordance with the foregoing then, unless within the period of 15 days commencing on the relevant due date payment in full of the amount due in respect of this Global Note is received by the bearer in accordance with the foregoing, at 8.00 p.m. (Luxembourg time) on such fifteenth day (the “Relevant Time”), each Relevant Account Holder (which, for the purpose hereof, shall be deemed to be the Noteholder as referred to in Condition 10) shall automatically acquire, without the need for any further action in the name of any person, against the Issuer all those rights (“Direct Rights”) which such Relevant Account Holder would have had if immediately before the Relevant Time it held and owned duly executed and authenticated Definitive Notes and (if applicable) Coupons, Coupon sheets, Receipts and/or Talons in respect of each underlying Note represented by such Global Note which such Relevant Account Holder has credited to its securities account with the Relevant Clearing System at the Relevant Time. including, without limitation, the right to receive all payments due at any time in respect of such Definitive Notes other than payments corresponding to any already made under this Temporary Global Note. No further action shall be required on the part of any person in

[1]	Delete in the case of Notes issued by Ahold.
[2]	Include only on Permanent Global Notes that are deposited with NECIGEF.

order for Direct Rights to be acquired as contemplated above and for each Relevant Account Holder to have the benefit of, and to enforce, rights corresponding to all the provisions of the terms and conditions of the relevant Definitive Notes as if they had been specifically incorporated in this Temporary Global Note other than the right to receive payments corresponding to any already made under this Temporary Global Note. The Issuer’s obligation pursuant to this paragraph shall be a separate and independent obligation by reference to each relevant underlying Note and the Issuer agrees that a Relevant Account Holder may assign its rights hereunder in whole or in part.

The records of the Relevant Clearing System shall, in the absence of manifest error, be conclusive evidence of the identity of the Relevant Account Holder(s) and the number of Notes to which each Relevant Account Holder is entitled at the Relevant Date and, accordingly, of the identity of the creditors of the Direct Rights. For the purpose, a statement issued by the Relevant Clearing System stating:

(a)	the name of the Relevant Account Holder;

(b)	the number of Notes as credited to the securities account of the Relevant Account Holder at the Relevant Date; and

(c)	any amount paid by the Relevant Clearing System on to the Relevant Account Holder in respect of each Note,

shall be conclusive evidence of the Relevant Account Holder’s entitlement on the Relevant Clearing System’s records at the Relevant Date.

Each Relevant Account Holder shall (where applicable) have the right to assign Direct Rights recorded in his name to a third party, including the legal person which has an interest in this Global Note. In order for such third party to acquire a direct claim against the Issuer, such third party shall be obliged to first accept the assignment.

All payments made by the Issuer under the Direct Rights to a Relevant Account Holder or to the person(s) to which any of the Direct Rights shall have been legally assigned shall be deemed to be a payment to the holder of interests in this Global Note and to that extent shall operate as full and final discharge of the Issuer against both the holder of this Global Note and the Relevant Account Holders.

To the extent required, the rights of the Relevant Account Holders hereunder will come into existence at the time that the relevant entry is made with the Relevant Clearing System and the Relevant Account Holder has become aware of this stipulation of rights in its favour (derdenbeding, the “Stipulation”) and has not immediately rejected the same. The Stipulation is irrevocable.

“Relevant Clearing System” means, as applicable, Euroclear, Clearstream, Luxembourg and any other additional clearing system or systems specified in applicable Pricing Supplement (but does not include NECIGEF whether or not so specified).

“Relevant Account Holder” means any account holder with the Relevant Clearing System which has underlying Notes credited to its securities account from time to time.

This Global Note is governed by, and shall be construed in accordance with, the laws of The Netherlands. All disputes in connection with or arising from the Global Note or its execution will be judged by the District Court in Amsterdam, The Netherlands and its appellate courts.

This Global Note shall not be valid unless authenticated by or in the name of [the Agent](1)/[ABN AMRO Bank N.V.](2).

IN WITNESS whereof the Issuer has caused this Global Note to be duly executed on its behalf.

[NAME OF ISSUER]

By:

Issued in Luxembourg as of [            ]

[This Global Note is authenticated by or in the name of the Agent.

Banque Internationale à Luxembourg S.A.

By:                                                          ](1)

[This Global Note is authenticated by or in the name of ABN AMRO Bank N.V., at Amsterdam, which hereby certifies, in its capacity as participant of NECIGEF, that this Global Note has been validly executed by the Issuer

ABN AMRO Bank N.V.

By:	By:](2)

[1]	Include only on Permanent Global Notes that are not deposited with NECIGEF.
[2]	Include only on Permanent Global Notes that are deposited with NECIGEF

Schedule One to the Permanent Global Note

PART I

INTEREST PAYMENTS

Interest Payment Date	Date of payment	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer
First

Second

[continue numbering until the appropriate number of Interest Payment Dates for the particular Series of Notes is reached]

PART II

INSTALMENT PAYMENTS

Instalment Date	Date of payment	Total of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or on behalf of the Issuer
First

Second

[continue numbering until the appropriate number of instalment payment dates for the particular Series of Notes is reached]

*	See most recent entry in Part II, III or IV of Schedule One or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date of redemption	Total nominal amount of this Global Note to be redeemed	Nominal amount redeemed	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV of Schedule One or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date of purchase and cancellation	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

*	See most recent entry in Part II, III or IV of Schedule One or Schedule Two in order to determine this amount.

Schedule Two to the Permanent Global Note

SCHEDULE OF EXCHANGES

The following exchanges affecting the nominal amount of this Global Note have been made:-

Date of exchange	Increase in nominal amount of this Global Note due to exchanges of a Temporary Global Note for this Global Note	Part of nominal amount of this Global Note exchanged for Definitive Notes	Remaining nominal amount of this Global Note following such exchange*	Notation made by or in the name of the Issuer

*	See most recent entry in Part II, III or IV of Schedule One or Schedule Two in order to determine this amount.

PART IIIA

FORM OF DEFINITIVE NOTE

(other than K-type or CF-type)

00	000000	[ISIN]	00	000000

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.]1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).] 2

[THIS NOTE CONSTITUTES [COMMERCIAL PAPER/[A SHORTER/LONGER] TERM DEBT SECURITY]3 ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. THE ISSUER OF THIS NOTE IS [NAME OF ISSUER], WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION (AS SUCH TERMS ARE DEFINED IN THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997). REPAYMENT OF THE PRINCIPAL AND PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTE HAS [NOT BEEN GUARANTEED/BEEN GUARANTEED BY KONINKLIJKE AHOLD N.V., WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION]4]5.

[1]	In the case of Notes issued by AF or Europe this legend can be deleted if the Notes have an initial maturity of 365 days or less. In the case of Notes issued by USA, this legend can be deleted if the Notes have an initial Maturity of 183 days or less.
[2]	Include only in the case of Notes issued by USA with an initial maturity of 183 days or less. Notes issued by USA with an initial maturity of 183 days or less must be issued in minimum denominations of US$500,000 (or the non-US currency equivalent thereof).
[3]	Include “commercial paper” if Notes must be redeemed before their first anniversary. Include “shorter” if Notes may not be redeemed before their first anniversary but must be redeemed before their third anniversary. Include “longer” if Notes may not be redeemed before their third anniversary.
[4]	Delete as appropriate.
[5]	Unless otherwise permitted, text to be included for all Notes (including Notes denominated in sterling) in respect of which the issue proceeds are accepted by the relevant Issuer in the UK.

[NAME OF ISSUER]

[(having its corporate seat

in Zaandam, The Netherlands)]1

[Title of Issue]

[Each transaction regarding this Note which involves physical delivery thereof shall be registered in accordance with the provisions of the agreement of 2 February 1987 relating to the determination of a uniform code of conduct regarding savings certificates which are not registered, entered into in connection with the Wet inzake spaarbewijzen (Savings Certificates Act) of 21 May 1985 (the “Agreement”), unless this Note qualifies as commercial paper or as a certificate of deposit (as referred to in the Agreement) and the transaction is between professional parties.]2

This Note is one of a duly authorised issue of Notes (the “Notes”) of [Name of Issuer] [(having its corporate seat in Zaandam, The Netherlands)]1 (the “Issuer”) described, and having the provisions specified, in the Pricing Supplement incorporated hereon (the “Pricing Supplement”). References herein to the Conditions shall be to the Terms and Conditions endorsed hereon as modified and supplemented by the Pricing Supplement, but in the event of any conflict between the provisions of the Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail.

This Note is issued subject to, and with the benefit of, the Conditions and an Agency Agreement (the “Agency Agreement”) dated 12th May, 2000 and made between the Issuer, [Koninklijke Ahold N.V.,]3 Banque Internationale à Luxembourg S.A. as agent (in such capacity, the “Agent”) and the other agents named therein.

For value received, the Issuer, subject to and in accordance with the Conditions, promises to pay to the bearer hereof either (i) on each Instalment Date the amount payable on such Instalment Date (if this Note is an Instalment Note) or (ii) on the Maturity Date, or on such earlier date as this Note may become due and repayable in accordance with the Conditions, the amount payable on redemption of this Note, and to pay interest (if any) on this Note calculated and payable as provided in the Conditions together with any other sums payable under the Conditions.

This Note shall not be validly issued unless authenticated by or in the name of the Agent.

IN WITNESS whereof the Issuer has caused this Note to be duly executed on its behalf.

[NAME OF ISSUER]

By:

Issued in Luxembourg as of [             ]

[1]	Delete in the case of Notes issued by USA.
[2]	Include on Zero Coupon Bearer Notes and other Bearer Notes on which no interest is paid during their term (“spaarbewijzen” as defined in the Savings Certificates Act) which are not listed on a stock exchange.
[3]	Delete in the case of Notes issued by Ahold.

Authenticated without recourse,

warranty or liability by or in the name of

Banque Internationale à Luxembourg S.A.

as Agent

By:

Terms and Conditions

[Terms and Conditions to be as set out in

Schedule 2 to the Agency Agreement]

Pricing Supplement

[Here to be set out text of the Pricing Supplement

relating to the Notes]

PART IIIB

FORM OF DEFINITIVE K-TYPE NOTE

[ ]
coupons per [ ]

(on the front)

Denomination	ISIN	Series	Serial Number
[ ]	[ ]	[ ]	[ ]

[NAME OF ISSUER]

[(having its corporate seat

in Zaandam, The Netherlands)]1

[Title of Issue]

[Each transaction regarding this Note which involves physical delivery thereof shall be registered in accordance with the provisions of the agreement of 2 February 1987 relating to the determination of a uniform code of conduct regarding savings certificates which are not registered, entered into in connection with the Wet inzake spaarbewijzen (Savings Certificates Act) of 21 May 1985 (the “Agreement”), unless this Note qualifies as commercial paper or as a certificate of deposit (as referred to in the Agreement) and the transaction is between professional parties.]2

This Note forms one of a series of Notes in the Specified Denominations and together with the CF-type of Notes in the Specified Denominations comprising a duly authorised issue of Euro Notes (the “Notes”) of [Name of Issuer] [(having its corporate seat in Zaandam, The Netherlands)](1) (the “Issuer”) issued subject to the Agency Agreement and Pricing Supplement referred to on the reverse hereof.

The Issuer promises to pay the bearer of this Note either (i) on each Instalment Date the amount payable on such Instalment Date (if this Note is an Instalment Note) or (ii) on the Maturity Date, or on such earlier date as this Note may become due and repayable in accordance with the Terms and Conditions endorsed hereon (the “Conditions”) as supplemented and modified as by the Pricing Supplement, the amount payable on redemption of this Note, and to pay interest (if any) on this Note calculated and payable in accordance with the Conditions upon presentation and surrender of the relevant coupons attached to this Note.

[1]	Delete in the case of Notes issued by USA.
[2]	Include on Zero Coupon Bearer Notes and other Bearer Notes on which no interest is paid during their term (“spaarbewijzen” as defined in the Savings Certificates Act) which are not listed on a stock exchange.

IN WITNESS whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

DATED as of [            ]

In the name of

[NAME OF ISSUER]

By:

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.] 1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).] 2

This Note shall not become valid or enforceable for any purpose unless and until it has been authenticated by an embossed stamp by or in the name of the Agent.

[1]	In the case of note issued by AF or Europe, this legend can be deleted if the Notes have an initial maturity of 365 days or less. In the case of Notes issued by USA, this legend can be deleted if the Notes have an initial maturity of 183 days or less.
[2]	Include only in the case of Notes issued by USA with an initial maturity of 183 days or less. Notes issued by USA with an initial maturity of 183 days or less must be issued in minimum denominations of US$500,000 (or the non-US currency equivalent thereof).

Terms and Conditions

[Terms and Conditions to be as set out in

Schedule 2 to the Agency Agreement]

Pricing Supplement

[Here to be set out text of the Pricing Supplement

relating to the Notes]

PART IIIC

FORM OF DEFINITIVE CF-TYPE NOTE

(English translation)

[Title of Issue]

[            ] coupon [            ]

[serial number]

[Name of Issuer]

having its corporate seat in Zaandam, The Netherlands)

[Title of Issue]

bearer note of [            ]

Zaandam [            ], [            ]

[Name of Issuer]

[            ]

The Terms and Conditions of

the Notes are available at the office

of the Agent.

FORM OF COUPON SHEET

[serial number]	[ ]
coupon [ ]

[Title of Issue]

coupon sheet of the same numbered bearer

note of [            ]

[Unless between individuals not acting in the conduct of a business or profession, each transaction regarding this Note which involves the physical delivery thereof within, from or into the Netherlands, must be effected (as required by the Dutch Savings Certificates Act (Wet Inzake Spaarbewijzen) of 21st May, 1985) through the mediation of the Issuer or an admitted institution of the AEX Stock Exchange, Amsterdam and must be recorded in a transaction note which includes the name and address of each party to the transaction, the nature of the transaction and the details and serial number of this Instrument.]1

[1]	This legend should be placed on zero coupon or discounted Notes and Notes on which interest only becomes due at maturity and which are (a) not listed on the AEX Stock Exchange, Amsterdam and (b) issued within The Netherlands, or issued outside The Netherlands but distributed within The Netherlands in the course of initial distribution or thereafter.

PART IVA

FORM OF COUPON

(other than for K-type and CF-type Notes)

(Face of Coupon)

[NAME OF ISSUER]

[(having its corporate seat

in Zaandam, The Netherlands)]1

[Title of Issue]

Part 1
EITHER:

This Coupon is payable to bearer, separately	Coupon for
negotiable and subject to the Terms and	[ ]
Conditions of the said Notes.	due on
[ ],
[20[ ]]

Part 2

OR:

Coupon for the amount due in accordance with		Coupon due
the Terms and Conditions of the said Notes on		in [ ]
the Interest Payment Date falling in		[ ]
[ ] [ ].

This Coupon is payable to bearer, separately
negotiable and subject to such Terms and
Conditions, under which it may become void
before its due date.

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.

00	000000	[ISIN]	00	000000

[1]	Delete in the case of Notes issued by USA.

(Reverse of Coupon)

AGENT

Banque Internationale à Luxembourg S.A.

69, route d’Esch

L-2953 Luxembourg

OTHER PAYING AGENT

ABN AMRO Bank N.V.

Herengracht 595

1017 CE Amsterdam

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

PART IVB

FORM OF K-TYPE COUPON (year code)

(on the front)

[Name of Issuer]

[(having its corporate seat in Zaandam, The Netherlands)]1

[Title of Issue]

Coupon for [            ]/[the amount] due on [            ]/[the Interest Payment Date falling in [            ]]

This Coupon is payable to bearer (subject to the Conditions endorsed on the Note to which this Coupon appertains, which shall be binding upon the holder of this Coupon whether or not such Coupon is for the time being attached to such Note[, and which provide that in certain circumstances this Coupon may become void prior to its maturity]) at the specified offices of the Agent and Paying Agents set out on the reverse hereof (and/or any other Agent or Paying Agent and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

In the name of

[Name of Issuer]

By:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.

(year code)

(coupon nr) (nominal amount of Note) (series) (serial number)

(on the reverse)

Agent

BANQUE INTERNATIONALE A LUXEMBOURG S.A., 69, route d’Esch, L-2953 Luxembourg

Other Paying Agent

ABN AMRO BANK N.V., Herengracht 595, 1017 CE Amsterdam, The Netherlands

(On the front)

[1]	Delete in the case of Notes issued by USA.

PART V

FORM OF RECEIPT

(not applicable for K-type and CF-type Notes)

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.] 1

[BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).] 2

[NAME OF ISSUER]

[(having its corporate seat

in Zaandam, The Netherlands)]3

[Title of Issue]

Receipt for the sum of [            ] being the instalment of principal payable in accordance with the Terms and Conditions endorsed on the Note to which this Receipt appertains (the “Conditions”) on [            ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of the Agent or any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[NAME OF ISSUER]

By:

[1]	In the case of receipt for Notes issued by AF or Europe, this legend can be deleted if the Notes have an initial maturity of 365 days or less. In the case of receipts for Notes issued by USA, this legend can be deleted if the Notes have an initial maturity of 183 days or less.
[2]	Include only in the case of receipts for Notes issued by USA with an initial maturity of 183 days or less.
[3]	Delete in the case of Notes issued by USA.

PART VI

FORM OF TALON

(not applicable for CF-type Notes)

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE OF 1986.

(On the front)

[NAME OF ISSUER]

[(having its corporate seat

in Zaandam, The Netherlands)]1

[Title of Issue]

On and after [            ] further Coupons [and a further Talon] appertaining to the Note to which this Talon appertains will be issued at the specified office of the Agent or any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Notes to which this Talon appertains.

[NAME OF ISSUER]

By:

[1]	Delete in the case of Notes issued by USA.

(Reverse of Receipt and Talon)

AGENT

Banque Internationale à Luxembourg S.A.

69, route d’Esch

L-2953 Luxembourg

OTHER PAYING AGENT

ABN AMRO Bank N.V.

Herengracht 595

1017 CE Amsterdam

and/or such other or further Agent and other or further Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

SCHEDULE 5 TO THE AGENCY AGREEMENT

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.	As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)	“voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)	that on the date thereof a specified number of Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate and any adjourned such meeting) bearing (in the case of Notes not held in NECIGEF) specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in such certificate or, if applicable, any adjourned such meeting; and

(2)	the surrender of the certificate to the Paying Agent who issued the same; and

(b)	that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

(ii)	“block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:

(a)	it is certified that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(1)	the conclusion of the meeting specified in such document or, if applicable, any adjourned such meeting; and

(2)	the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)	it is certified that each holder of such Notes has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)	the total number, total amount and (if available and applicable) the serial numbers of the Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)	one or more persons named in such document (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in paragraph (c) above as set out in such document.

The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

(iii)	References herein to the “Notes” are to the Notes in respect of which the relevant meeting is convened.

2.	The Issuer and the Guarantor may at any time and, upon a requisition in writing of Noteholders holding not less than five per cent. in nominal amount of the Notes for the time being outstanding, shall convene a meeting of the Noteholders and if the Issuer and the Guarantor make default for a period of seven days in convening such a meeting the same may be convened by the requisitionists. Whenever the Issuer or the Guarantor is about to convene any such meeting it shall forthwith give notice in writing to the Agent and the Dealers of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as the Agent may approve.

3.	At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 14. Such notice shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include a statement to the effect that Notes may be deposited with Paying Agents for the purpose of obtaining voting certificates or appointing proxies not less than 24 hours before the time fixed for the meeting or that, in the case of corporations, they may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Issuer and the Guarantor (unless the meeting is convened by the Issuer or the Guarantor).

4.	Some person (who may but need not be a Noteholder) nominated in writing by the Issuer shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting the Noteholders present shall choose one of their number to be Chairman.

5.	At any such meeting one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than twenty per cent. in nominal amount of the Notes shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than 50 per cent. in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)	modification of the Maturity Date of the Notes or reduction or cancellation of the amount payable upon maturity or earlier redemption or repayment or variation of the method of calculating the amount payable upon maturity or earlier redemption or repayment; or

(ii)	reduction or cancellation of the amount payable or modification of the payment date in respect of any interest in respect of the Notes or variation of the method of calculating the rate of interest in respect of the Notes; or

(iii)	reduction of any Minimum Rate of Interest and/or Maximum Rate of Interest specified in the applicable Pricing Supplement of any Floating Rate Note; or

(iv)	modification of the currency in which payments under the Notes and/or the Receipts and/or Coupons appertaining thereto are to be made; or

(v)	modification of the Guarantee in respect of the Notes; or

(vi)	modification of the majority required to pass an Extraordinary Resolution; or

(vii)	the sanctioning of any such scheme or proposal as is described in paragraph 18(F) below; or

(viii)	alteration of this proviso or the proviso to paragraph 6 below;

the quorum shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the holders of Notes will be binding on all holders of Notes, whether or not they are present at the meeting, and on all holders of Receipts and Coupons appertaining to such Notes.

6.	If within fifteen minutes after the time appointed for any such meeting a quorum is not present the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period being not less than 14 days nor more than 42 days, and at such place as may be appointed by the Chairman and approved by the Agent) and at such adjourned meeting one or more persons present holding Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the business of which includes any of the matters specified in the proviso to paragraph 5 above the quorum shall be one or more persons present holding Notes or voting certificates or being proxies and holding or representing in the aggregate not less than a one-third in nominal amount of the Notes for the time being outstanding.

7.	Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall (except in cases where the proviso to paragraph 6 above shall apply when it shall state the relevant quorum) state that one or more persons present holding Notes or voting certificates or being proxies at the adjourned meeting whatever the nominal amount of the Notes held or represented by them will form a quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy.

9.	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or the Issuer or the Guarantor or by one or more persons present holding Notes or voting certificates or being proxies (whatever the nominal amount of the Notes so held by them), a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.	Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.	The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.	Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.	Any director or officer of the Issuer or the Guarantor and its or their respective lawyers may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1(2) of this Agreement, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requisitioning the convening of such a meeting unless he either produces the Note or Notes of which he is the holder or a voting certificate or is a proxy. Neither the Issuer, the Guarantor nor any of its or their respective subsidiaries shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company and no other person shall be entitled to vote at any meeting in respect of Notes held by it for the benefit of any such company. Nothing herein contained shall prevent any of the proxies named in any block voting instruction from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

14.	Subject as provided in paragraph 13 hereof at any meeting:

(A)	on a show of hands every person who is present in person and produces a Note or voting certificate or is a proxy shall have one vote for each Note; and

(B)	on a poll every person who is so present shall have one vote in respect of:

(i)	in the case of a meeting of the holders of Notes all of which are denominated in a single currency, each minimum integral amount of such currency; and

(ii)	in the case of a meeting of the holders of Notes denominated in more than one currency, each €1.00 or, in the case of a Note denominated in a currency other than euro, the equivalent of €1.00 in such currency at the Agent’s spot buying rate for the relevant currency against euro at or about 11.00 a.m. (Luxembourg time) on the date of publication of the notice of the relevant meeting (or of the original meeting of which such meeting is an adjournment), or such other amount as the Agent shall in its absolute discretion stipulate in nominal amount of Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.

Without prejudice to the obligations of the proxies named in any block voting instruction any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.	The proxies named in any block voting instruction need not be Noteholders.

16.

Each block voting instruction together (if so requested by the Issuer or the Guarantor) with proof satisfactory to the person making the request of its due execution in the name of the relevant Paying Agent shall be deposited at such place as the Agent shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A certified copy of each block voting instruction shall be deposited with the Agent before the commencement of the meeting or adjourned meeting but the Agent shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17.	Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the Noteholders’ instructions pursuant to which it was executed PROVIDED THAT no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer or the Guarantor at its corporate seat (or such other place as may have been approved by the Agent for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18.	A meeting of the Noteholders shall in addition to the powers above given have the following powers exercisable by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) only namely:

(A)	Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor and the Noteholders, the Receiptholders and Couponholders or any of them.

(B)	Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Noteholders, Receiptholders and Couponholders against the Issuer or the Guarantor or against any of its property whether such rights shall arise under this Schedule, the Notes, the Receipts or the Coupons or otherwise.

(C)	Power to assent to any modification of the provisions contained in this Schedule or the Conditions, the Notes, the Receipts or the Coupons which shall be proposed by the Issuer or the Guarantor.

(D)	Power to give any authority or sanction which under the provisions of this Schedule or the Notes is required to be given by Extraordinary Resolution.

(E)	Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)	Power to sanction any scheme or proposal for the exchange or sale of the Notes for, or the conversion of the Notes into or the cancellation of the Notes in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or the Guarantor or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

(G)	Power to approve the substitution of any entity in place of the Issuer (or any previous substitute) as the principal debtor in respect of the Notes, the Receipts and the Coupons or of any entity in place of the Guarantor (or any previous substitute) as the principal debtor in respect of the Guarantee.

19.	Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with this Schedule shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 14 by the Issuer and the Guarantor within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such resolution.

20.	The expression “Extraordinary Resolution” when used in this Agreement or the Conditions means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than 75 per cent. of the persons voting thereat upon a show of hands or if a poll be duly demanded then by a majority consisting of not less than 75 per cent. of the votes given on such poll.

21.	Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Issuer and the Guarantor and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings had shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings had thereat to have been duly passed or had.

22.	If the Issuer is Ahold, references in this Schedule to “Guarantor” and “Guarantee” shall be ignored. Subject to all other provisions contained herein the Agent may without the consent of the Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Agent may in its sole discretion think fit.

SCHEDULE 6 TO THE AGENCY AGREEMENT

FORM OF PUT NOTICE

[Name of relevant Issuer]

[title of relevant Series of Notes]

By depositing this duly completed Notice with any Paying Agent for the above Series of Notes (the “Notes”) the undersigned holder of such Notes surrendered with this Notice and referred to below irrevocably exercises its option to have such Notes redeemed in accordance with Condition [7](d) on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of bearing the following serial numbers:

If the Notes referred to above are to be returned(1) to the undersigned under clause 10(4) of the Agency Agreement, they should be returned by post to:

Payment Instructions

Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/transfer to the following bank account](2).

Bank:

Branch Address:

Branch Code:

Account Number:

Signature of holder:
Duly authorised in the name of [ ]

[To be completed by recipient Paying Agent]

Details of missing unmatured Coupons                                                                                                                                            (3)

Received by:

[Signature and stamp of Paying Agent]

At its office at:

On:

Notes

(1)	The Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Paying Agent at the time of depositing the Note referred to above.

(2)	Delete as applicable.

(3)	Only relevant for Fixed Rate Notes in definitive form.

N.B.	The Paying Agent with whom the above-mentioned Notes are deposited will not in any circumstances be liable to the depositing Noteholder or any other person for any loss or damage arising from any act, default or omission of such Paying Agent in relation to the said Notes or any of them unless such loss or damage was caused by the fraud or gross negligence of such Paying Agent or its directors, officers or employees.

This Put Option is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in Condition 7(d).

SIGNATORIES

KONINKLIJKE AHOLD N.V. as Issuer and Guarantor

By:	KIRSTEN BOS

AHOLD FINANCE B.V. as Issuer

By:	KIRSTEN BOS

AHOLD FINANCE EUROPE B.V. as Issuer

By:	KIRSTEN BOS

AHOLD FINANCE U.S.A., INC. as Issuer

By:	KIRSTEN BOS

BANQUE INTERNATIONALE À LUXEMBOURG S.A. as Agent

By:	CEES JAN WELKZIJN

ABN AMRO BANK N.V. as Paying Agent

By:	CEES JAN WELKZIJN	By:	CECILIO ANDRES ALVAREZ BAPTISTA